     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL   , 2000


                                                      REGISTRATION NO. 333-30388

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                         NEXTLINK COMMUNICATIONS, INC.

             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                        4813                  91-1738221
 (State or Other Jurisdiction        (Primary Standard        (I.R.S. Employer
              of                        Industrial           Identification No.)
Incorporation or Organization)  Classification Code Number)

                            ------------------------

         1505 FARM CREDIT DRIVE, MCLEAN, VIRGINIA 22102, (703) 547-2000 (Address, including ZIP code, and telephone number, including area code, of the Registrant's principal executive offices)

                            ------------------------

                             GARY D. BEGEMAN, ESQ.
                             1505 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 547-2000
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                            ------------------------

                                    COPY TO:
                              BRUCE R. KRAUS, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 728-8000

                            ------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                                     [LOGO]

                         NEXTLINK COMMUNICATIONS, INC.

                       OFFER TO EXCHANGE ALL OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2009
                                      AND
                     12 1/8% SENIOR DISCOUNT NOTES DUE 2009
                                      FOR
                         10 1/2% SENIOR NOTES DUE 2009
                                      AND
                     12 1/8% SENIOR DISCOUNT NOTES DUE 2009


    You hold either unregistered NEXTLINK 10 1/2% Senior Notes or unregistered NEXTLINK 12 1/8% Senior Discount Notes. We are offering to exchange your notes for new, substantially identical notes that will be free of the transfer restrictions that apply to your old notes. This offer will expire at 5:00 p.m., New York City time, on June 1, 2000, unless we extend it. You must tender your old notes by the deadline to obtain the liquidity benefits provided by this exchange offer.


    We agreed with the initial purchasers of the old notes to make this offer and register the issuance of the new notes after they bought the old notes. This offer is unconditional, and applies to any and all old notes tendered by the deadline.


    The new notes will not trade on any established exchange. The new notes have the same financial terms and covenants as the old notes and are subject to the same business and financial risks. A DESCRIPTION OF THOSE RISKS BEGINS ON PAGE 11.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


May 2, 2000

                               TABLE OF CONTENTS


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
                                                                PAGE
                                                              --------
Where You Can Find More Information.........................      ii
Delivery of Prospectus......................................      ii
Industry and Market Data....................................      ii
Nextlink....................................................       1
Summary Historical Consolidated Financial and Operating
  Data......................................................      10
Risk Factors................................................      11
Use of Proceeds.............................................      25
Recent Transactions.........................................      26
Unaudited Pro Forma Financial Information...................      28
The Exchange Offer..........................................      33
Description of the Notes....................................      45
Book-Entry; Delivery and Form...............................      85
Material United States Federal Income Tax Considerations....      89
Plan of Distribution........................................      94
Incorporation of Material Documents by Reference............      95
Legal Matters...............................................      96
Experts.....................................................      96


    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OR TO MAKE ANY REPRESENTATION TO YOU THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT UNDER ANY CIRCUMSTANCES ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-4 with the SEC to register the new notes being offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about NEXTLINK and the new notes offered in this prospectus, you should refer to the registration statement and its exhibits.

    We file our SEC materials electronically with the SEC, so you can review our filings by accessing the web site maintained by the SEC at http:// www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You can also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

    Our principal executive offices are located at 1505 Farm Credit Drive, McLean, Virginia 22102. Our telephone number is (703) 547-2000.

                             DELIVERY OF PROSPECTUS


    We remind professional securities dealers of their obligation under the securities laws to deliver a copy of this prospectus to anyone who buys new notes from them until June 1, 2000, which is the 90th day after the date of this prospectus. Any securities dealers who were initial purchasers of the old notes and are acting as underwriters of unsold allotments have additional prospectus delivery requirements.


                            INDUSTRY AND MARKET DATA

    In this prospectus, we rely on and refer to information and statistics regarding the telecommunications industry. We obtained this information and these statistics from various third party sources, discussions with our customers and/or our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness and, accordingly, we caution you not to place undue reliance on them.

                                    NEXTLINK


    YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES TO THE FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. WE ENCOURAGE YOU TO READ THIS ENTIRE PROSPECTUS CAREFULLY.



    Since 1996, NEXTLINK has provided high-quality telecommunications services to the rapidly growing business market. We believe that increasing usage of both telephone service and newer data and information services will continue to increase demand for telecommunications capacity, or bandwidth, and for new telecommunications services and applications.



    To serve our customers' broad and expanding telecommunications needs, we have assembled a unique collection of high-bandwidth, local and national network assets. We intend to integrate these assets with advanced communications technologies and services in order to become one of the nation's leading providers of a comprehensive array of communications services.



    To accomplish this:



    - we have built 31 high-bandwidth, or broadband, local networks in 19 states, generally located in the central business districts of the cities we serve, and we are continuing to build additional networks;



    - we have become the nation's largest holder of broadband fixed wireless spectrum, with Federal Communications Commission, or FCC, licenses covering 95% of the population of the 30 largest U.S. cities, which we will use to extend the reach of our networks to additional customers; and



    - we have acquired, through a joint venture known as INTERNEXT, rights to use unlit fiber optic strands, known as dark fiber, and an empty conduit in a national broadband network now being built to traverse over 16,000 miles and to connect more than 50 cities in the United States and Canada, including most of the major metropolitan markets that our current and planned local networks serve. By acquiring "dark" fiber rather than leasing "lit" fiber capacity, we have retained control over decisions on where and how to deploy existing or new generations of optical transmission equipment to enhance our network's capacity and performance.



    We currently offer our customers a variety of voice services and high-speed Internet access. As our networks become increasingly optimized for data transmission and through our pending acquisition of Concentric Network Corporation, we plan to expand our Internet access business and offer additional data services, such as Internet web hosting, support for e-commerce, virtual private network services and other customized data communications services. By web hosting, we mean support for customers' web sites at our central offices, running either on their computers or on ours. On April 16, 2000 we announced a private label agreement with Concentric through which we have begun to offer many of these data services.



    In addition, through our NEXTLINK Interactive subsidiary, we currently provide a number of voice response, speech recognition and e-commerce. We plan to build on our existing expertise in customized information and automated order fulfillment to serve clients with e-commerce businesses, that is, businesses conducting high volume retail transactions over the Internet.



    We are now operating 31 broadband local networks in 49 cities. We are currently building additional networks, and plan to have operational networks in most of the 30 largest U.S. cities by the end of 2000. We have been successful in attracting customers in the markets that we serve. We provided nearly 428,000 business telephone lines to our customers as of December 31, 1999, of which more than 78,000 were installed in the fourth quarter of 1999.



    Our local and national networks employ fiber optic technology, which uses light waves to transmit signals over cables consisting of many glass fiber strands. Fiber optic strands have enough capacity to carry tens of thousands times more traffic than traditionally-configured copper wire. Rings of our fiber optic cables typically encircle a city's central business district and connect to our central offices. These central offices contain the switches and routers that direct calls and data traffic to their destinations, and have space to house the additional equipment necessary for future telecommunications services. Wherever we can, we build and own these local networks ourselves. We believe that owning our own network assets will enable us to deliver higher quality and new services at a lower cost, which we expect will increase our operating margins.



    Our goal is to provide our customers with complete voice and data network solutions for all of their communications needs, using our own fiber, switches and other facilities to the greatest extent possible. Today, however, we frequently lease the existing copper telephone wires from the dominant local telephone company to make the physical connection for the short distance between our customers and our fiber optic networks. Congress and our industry refer to this dominant local carrier as the incumbent local exchange carrier, or the incumbent carrier.



    To reduce our reliance on connections leased from the incumbent carrier, we intend to increase the number of customers connected directly to our networks. In some cases, we will construct a new fiber optic extension from our network to the customer's premises. In other cases, using our fixed wireless spectrum, we will deploy a high-bandwidth wireless connection between an antenna on the roof of the customer's premises and an antenna attached to our fiber rings. These wireless connections offer high-quality broadband capacity and, in many cases, cost less than fiber to install. We expect to deploy wireless direct connections to our networks in 25 markets by the end of 2000.



    We are also deploying a technology called Digital Subscriber Line, or DSL, to meet the high bandwidth needs of those customers whose connection to our network remains over copper wire. DSL technology increases the effective capacity of existing copper telephone wires. We are installing our own DSL equipment to provide these services ourselves, and we also resell another provider's DSL services.



    Our networks support a variety of communications technologies. This permits us to offer customers a set of technology options to meet their changing needs, and introduce new technologies as they become available. For example, we have begun to install Internet Protocol, or IP, routers, which will enable us to carry Internet traffic more efficiently and to provide more data services. We also have been installing Asynchronous Transfer Mode, or ATM, routers and switches in our local networks, which will enable us to meet the demands of large, high-volume customers.

    We anticipate that future IP technologies will enable the high-bandwidth, end-to-end national network we are building to carry data, voice and video. Such a network should also enable us to offer our customers entirely new classes of IP services. To serve our customers' present needs and to take advantage of the future opportunities that technological advances may bring, we intend to remain flexible in our technology choices.



RECENT TRANSACTIONS



    - In January 2000, we agreed to acquire Concentric Network Corporation, a provider of high-speed DSL, web hosting, e-commerce, and other Internet services. As a combined company, we will be able to offer a complete, single source communications solution to our customers by combing our voice and data products with the full array of products from Concentric's Internet business, data center, and application service provider services. In this transaction, both NEXTLINK and Concentric will merge into a newly-formed company, to be renamed NEXTLINK Communications, Inc. following the merger.



    - In January 2000, as part of the reorganization of NEXTLINK under which we will acquire Concentric, we entered into an agreement with Eagle River Investments, LLC, to acquire the 50% interest of INTERNEXT, L.L.C. that we do not currently own.



    - In February 2000, we entered into a $1.0 billion senior secured credit facility underwritten by a syndicate of banks and other financial institutions. The credit facility consists of a $387.5 million tranche A term loan facility, a $225.0 million tranche B term loan facility and a $387.5 million revolving credit facility. We have borrowed $375.0 million under this facility.



    - In February 2000, our board of directors declared a two-for-one stock split of our common stock, to be paid on June 15, 2000 in the form of a stock dividend. The split is subject to stockholder approval of a proposed increase in the number of shares of our common stock authorized for issuance. This proposal will be considered and voted on at our May 24, 2000 annual meeting of stockholders.



For more information about these transactions, see "Recent Transactions."



BUSINESS STRATEGY



    Our goal is to provide integrated, end-to-end solutions for all of our customers' communications needs over our own network. We plan to deliver these solutions primarily through equipment and networks we own or control and, therefore, continue to be a facilities-based carrier. The key components of our strategy to achieve this goal are to:



    - BUILD BROADBAND LOCAL NETWORKS. We build high-bandwidth local networks using fiber optic cable bundles, which are capable of carrying high volumes of data, voice, video and Internet traffic as well as other high-bandwidth services. In our newer markets, we install as many as 400 fiber strands in each network, with built-in capacity for future growth. We plan to have completed broadband local networks in most of the nation's 30 largest cities by the end of 2000.



    - INCREASE DIRECT CUSTOMER CONNECTIONS. We generally build our networks in the central business districts of our markets to permit direct connections to a high percentage of the area's commercial buildings at a lower capital cost. For buildings where direct fiber connections to our networks are not economic, we will use our fixed wireless spectrum to make broadband direct connections where appropriate.



    - CREATE AN INTEGRATED, END-TO-END, FACILITIES-BASED NATIONAL NETWORK. We will use our interest in a 16,000 mile, national fiber optic network to offer end-to-end communications services over our own facilities, rather than lines leased from others. By owning these high-speed facilities rather than leasing "lit" fiber capacity, we will be able to upgrade our system as new generations of optical transmission equipment become available. This will allow us to maximize the capacity and enhance the performance of our network as needed to meet our customers' current and future broadband data and other communication needs, rather than relying on the owner of leased lines to make those upgrades.



    - DEPLOY NEW TECHNOLOGY OPTIMIZED FOR IP. We are installing high-capacity IP routers and switches, wavelength division multiplexing technology, and the latest fiber optic technology in our network to further increase its capacity to meet our customers' growing data needs. We believe that future IP technologies will enable our network to carry all types of communications traffic, including data, voice and video services.



    - INTRODUCE NEW INTERNET SERVICES. In addition to our current offering of high-speed Internet access, we plan to offer customers secure, robust web hosting services at our central offices, and provide extensive back-office support for their e-commerce operations. We expect to substantially accelerate the deployment of data services as a result of our private label agreement and pending acquisition of Concentric.



    - BUILD ON OUR CUSTOMER BASE, STAFF AND SYSTEMS TO SUCCEED IN THE DATA SERVICES MARKET. We will combine the strategies and skills we have developed competing successfully in the local exchange market with the proven skills of Concentric to compete in the expanding data services market. These include a focus on the business customer, close attention to customer care, and effective, reliable back-office systems.



    - EXPAND OUR TARGETED CUSTOMER BASE. Historically, our targeted customer base has consisted primarily of small and medium-sized businesses. As our capabilities expand through the completion of INTERNEXT's national fiber optic network, the addition of data service capabilities, including enhancements of those capabilities resulting from the Concentric acquisition, and the addition of ATM and IP technology to our networks, we plan to expand our targeted customers to include larger national customers that can benefit from our unique "end-to-end" broadband capabilities.



    - ATTRACT EXPERIENCED MANAGEMENT AT ALL KEY LEVELS. We have attracted a highly qualified senior management team at our headquarters and throughout our field operations. Experienced telecommunications and technology industry executives will lead the implementation of our integrated telecommunications strategy. We expect to benefit from the skills and experience of the seasoned executive, technical and marketing personnel who will be joining us when the Concentric acquisition is completed.

                               THE EXCHANGE OFFER


The Exchange Offer........................  This is an offer to exchange our unregistered 10 1/2%
                                            Senior Notes due 2009 and our unregistered 12 1/8%
                                            Senior Discount Notes due 2009 for new notes of equal
                                            principal amount in a transaction registered with the
                                            SEC. We issued the 10 1/2% Senior Notes and the 12 1/8%
                                            Senior Discount Notes, which we refer to collectively
                                            as the old notes, on November 17, 1999 in a private
                                            offering.

                                            In order to exchange your unregistered old notes, you
                                            must follow the instructions contained in this
                                            prospectus and the accompanying letters of transmittal.
                                            We will exchange all old notes validly tendered and not
                                            validly withdrawn.

                                            The new notes, or notes, have the same financial terms
                                            and covenants as the old notes, and are subject to the
                                            same business and financial risks, but will not bear
                                            legends restricting their transfer.

                                            There are currently $400.0 million aggregate principal
                                            amount of old senior notes and $455.0 million aggregate
                                            principal amount at maturity of old senior discount
                                            notes outstanding.

Expiration and Exchange Dates.............  This offer will expire at 5:00 p.m., New York City time, on June 1, 2000, unless we extend it, and we will
                                            consummate the exchange on the next business day.

Registration Rights Agreement.............  You have the right to exchange the old notes that you now hold for new notes with substantially identical
                                            terms. This exchange offer is intended to satisfy these
                                            rights. After the exchange offer is complete, you will
                                            no longer be entitled to any exchange or registration
                                            rights with respect to your notes.

Conditions................................  This offer is conditioned only upon compliance with the securities laws. The offer applies to any and all old
                                            notes tendered by the deadline.

Withdrawal Rights.........................  You may withdraw your tender of old notes at any time before the offer expires.

United States Federal Income Tax            The exchange will not be a taxable event for United
  Consequences............................  States federal income tax purposes. You will not recognize any taxable gain or loss or any interest
                                            income as a result of such exchange.

Resale Without Further Registration.......  You may offer for sale, sell and otherwise transfer new notes without registration or delivery of a prospectus
                                            under the Securities Act so long as the following
                                            statements are true:

                                            - you acquire the new notes issued in the exchange
                                            offer in the ordinary course of your business;

                                            - you are not an "affiliate," as defined under
                                            Rule 405 of the Securities Act, of ours; and

                                            - you are not participating, and do not intend to
                                            participate, and have no arrangement or understanding
                                              with any person to participate, in the distribution
                                              of the new notes issued to you in the exchange offer.

                                            By tendering your notes as described below, you will be
                                            making representations to this effect.

Transfer Restrictions on New Notes........  You may incur liability under the Securities Act if:

                                            (1) any of the representations listed above are not
                                                true; and

                                            (2) you transfer any new note issued to you in the
                                            exchange offer without

                                            - delivering a prospectus meeting the requirements of
                                              the Securities Act; or

                                            - an exemption from the Securities Act's requirements
                                            to register the sale of your new notes.

                                            We are not assuming or indemnifying you against these
                                            liabilities. Each broker-dealer that receives new notes
                                            for its own account in exchange for old notes that were
                                            acquired as a result of market-making or other trading
                                            activities must acknowledge that it will deliver a
                                            prospectus meeting the requirements of the Securities
                                            Act in connection with any resale of the new notes. A
                                            broker-dealer may use this prospectus for an offer to
                                            sell, sell or other transfer of the new notes issued to
                                            it in the exchange offer.

Procedures for Tendering Old Notes........  Each holder of old notes who wishes to accept the exchange offer must:

                                            - complete, sign and date the accompanying letters of
                                              transmittal, or facsimiles thereof; or

                                            - arrange for The Depository Trust Company to transmit
                                            the required information to the exchange agent in
                                              connection with a book-entry transfer.

                                            You must mail or otherwise deliver such documentation
                                            and your old notes to the United States Trust Company
                                            of New York, as exchange agent, at 114 West 47th
                                            Street, New York, New York 10036, Attention: Customer
                                            Service.

Failure to Exchange Will Affect You
  Adversely...............................  If you are eligible to participate in the exchange offer and you do not tender your old notes, you will
                                            not have any further registration or exchange rights
                                            and your old notes will continue to be subject to some
                                            restrictions on transfer. If there is any trading
                                            market for old notes after the exchange offer, old
                                            notes are likely to trade at a discount from new notes,
                                            due to these restrictions. We will not exchange new
                                            notes for old notes after the exchange offer expires.

Special Procedures for Beneficial
  Owners..................................  If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust
                                            company or other nominee and you wish to tender your
                                            old notes in the exchange offer, you should contact the
                                            registered holder promptly and instruct it to tender on
                                            your behalf. If you wish to tender on your own behalf,
                                            you must, before completing and executing the letters
                                            of transmittal for the exchange offer and delivering
                                            your old notes, either arrange to have your old notes
                                            registered in your name or obtain a properly completed
                                            bond power from the registered holder. The transfer of
                                            registered ownership may take considerable time.

Guaranteed Delivery Procedures............  You may comply with the procedures described in this prospectus under the heading "The Exchange
                                            Offer--Guaranteed Delivery Procedures" if you wish to
                                            tender your old notes and:

                                            - time will not permit your required documents to reach
                                            the exchange agent by the expiration date of the
                                              exchange offer,

                                            - you cannot complete the procedure for book-entry
                                            transfer on time, or

                                            - your old notes are not immediately available.

                                 THE NEW NOTES

    The new notes have the same financial terms and covenants as the old notes, which are as follows:


Issuer.................................  NEXTLINK Communications, Inc.
Maturity...............................  December 1, 2009 for both the new senior notes and the new senior discount notes.
Interest and Accretion.................  Interest on the new senior notes accrues from
                                         November 17, 1999 at the rate of 10 1/2% per year,
                                         payable semi-annually on each June 1 and December 1,
                                         beginning on June 1, 2000.
                                         No cash interest will accrue on the new senior discount
                                         notes until December 1, 2004. From November 17, 1999
                                         through December 1, 2004, the aggregate accreted value of
                                         the new senior discount notes will increase from
                                         $251.4 million at a rate of 12 1/8% per year, compounded
                                         semi-annually, to their aggregate principal amount at
                                         stated maturity of $455.0 million. After that date, cash
                                         interest on the new senior discount notes will accrue at
                                         the rate of 12 1/8% per year, payable semi-annually on
                                         June 1 and December 1 of each year, beginning on June 1,
                                         2005.
                                         The indentures under which the old notes were issued and
                                         which will govern the new notes also require us to pay
                                         0.5% per annum additional interest, determined daily, for
                                         our failure to cause a registration statement with
                                         respect to this exchange offer to become effective before
                                         March 16, 2000. Further, if the exchange offer has not
                                         been consummated by April 30, 2000, we are required to
                                         pay an additional 0.25% per annum for each subsequent
                                         90-day period (not to exceed 1.0% per annum) until the
                                         exchange offer is consummated. We currently intend to
                                         consummate this exchange offer on or after June 1, 2000.
Ranking................................  The new notes are unsecured and are not guaranteed by any of our operating subsidiaries.
Optional Redemption....................  On or after December 1, 2004, we will have the right to redeem any or all of the new senior notes at a redemption
                                         price initially equal to 105.25% of their principal
                                         amount at maturity, plus accrued interest, and the right
                                         to redeem the new senior discount notes at a redemption
                                         price initially equal to 106.063% of their principal
                                         amount at maturity, plus accrued interest. The redemption
                                         prices will decline annually after that date.
                                         In addition, on or before December 1, 2002, we have the
                                         right to use the net cash proceeds of qualifying equity
                                         offerings to redeem:
                                         - up to 33 1/3% of the new senior notes originally
                                           outstanding at their principal amount plus accrued
                                           interest at a redemption price equal to 110.5% of their
                                           principal amount, provided that at least 66 2/3% of the
                                           principal amount of the new senior notes remains
                                           outstanding after the redemption; and
                                         - up to 33 1/3% of the new senior discount notes at a
                                           redemption price equal to 112.125% of their accreted
                                           value,

                                           provided that at least 66 2/3% of the accreted value at
                                           redemption of the new senior discount notes remains
                                           outstanding after the redemption.
Tax Consequences of Holding Senior
  Discount Notes.......................  The accretion of the old senior discount notes from their issue price to their principal amount will produce
                                         taxable ordinary interest income in the amount of the
                                         accretion for holders of the senior discount notes during
                                         the accretion period. The Internal Revenue Code calls
                                         this original issue discount, or OID. The new senior
                                         discount notes will bear the same amount of OID as the
                                         old senior discount notes.
Change of Control......................  If an event treated as a change of control of NEXTLINK occurs, we must make an offer to purchase any and all of
                                         the new notes then outstanding from you at the following
                                         prices:
                                         - New senior notes: 101% of their aggregate principal
                                           amount, plus accrued and unpaid interest, if any, to
                                           the date of purchase; and
                                         - New senior discount notes: 101% of their accreted value
                                           (if prior to December 1, 2004) or 101% of their
                                           aggregate principal amount, plus accrued and unpaid
                                           interest (if on or after December 1, 2004).
                                         The reorganization of NEXTLINK involving the acquisition
                                         of Concentric will not constitute a change of control
                                         under our indentures. However, we will have to amend the
                                         indentures to provide for the successor entity.
Covenants..............................  The indentures under which the old notes have been, and the new senior notes and new senior discount notes are
                                         being issued, contain covenants for your benefit which,
                                         among other things and subject to important exceptions,
                                         restrict our ability and the ability of our subsidiaries
                                         to:
                                         - borrow money;
                                         - pay dividends on stock or purchase stock;
                                         - make investments;
                                         - use assets as security in other transactions; and
                                         - sell certain assets or merge with or into other
                                           companies.
                                         Each indenture allows modification and amendment of these
                                         and other covenants by a vote of holders of a majority in
                                         aggregate principal amount of the notes issued under that
                                         indenture, subject to exceptions described in that
                                         indenture. Also, holders of a majority in aggregate
                                         principal amount of the notes issued under either
                                         indenture may waive our compliance with certain other
                                         restrictive covenants in that indenture.


                    RISK FACTORS AND ADDITIONAL INFORMATION


    See "Risk Factors" beginning on page 11 for a discussion of risks relating to the new senior notes and new senior discount notes, all of which apply to the old notes as well. For additional information regarding the notes, see "Description of the Notes" and "Material United States Federal Income Tax Considerations."

          SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


    We have summarized below our historical consolidated financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999. This information is derived from and qualified by reference to our audited Consolidated Financial Statements included in our 1999 Form 10-K, which is incorporated in this prospectus by reference. All of the data should be read in conjunction with and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our 1999 Form 10-K.



                                                                     YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------------------
                                                      1999         1998         1997        1996        1995
                                                   ----------   ----------   ----------   ---------   --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue.........................................   $  274,324   $  139,667   $   57,579   $  25,686   $  7,552
Loss from operations............................     (366,530)    (206,184)    (102,621)    (51,015)   (12,462)
Net loss........................................     (558,692)    (278,340)    (129,004)    (71,101)   (12,731)
Net loss applicable to common shares............     (627,881)    (337,113)    (168,324)    (71,101)   (12,731)
Net loss per share(1)...........................        (5.02)       (3.13)       (1.96)      (0.91)        --
STATEMENT OF CASH FLOW DATA:
Net cash used in operating activities...........   $ (358,916)  $ (174,484)  $  (97,320)  $ (40,563)  $ (9,180)
Net cash used in investing activities...........   (1,040,620)  (1,276,747)    (470,195)   (227,012)   (35,417)
Net cash provided by financing activities.......    1,948,503    1,381,653      879,782     343,032     45,922
OTHER DATA:
EBITDA, as adjusted(2)..........................   $ (214,248)  $ (140,937)  $  (72,184)  $ (30,761)  $ (8,629)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable
  securities....................................   $1,881,764   $1,478,062   $  742,357   $ 124,520   $  1,350
Property and equipment, net.....................    1,180,021      594,408      253,653      97,784     29,664
Investment in fixed wireless licenses, net......      933,128       67,352           --          --         --
Total assets....................................    4,597,108    2,483,106    1,219,978     390,683     53,461
Long-term debt..................................    3,733,342    2,013,192      750,000     350,000         --
Redeemable preferred stock, net of issuance
  costs.........................................      612,352      556,168      313,319          --         --
Total shareholders' equity (deficit)............      (13,122)    (246,463)      71,285     (18,654)    36,719


--------------------------


(1) The net loss per share data above has been adjusted for the stock splits effected in 1999 and in prior periods.



(2) EBITDA represents net loss before interest expense, interest income, depreciation, amortization and deferred compensation expense and has been adjusted to exclude the non-recurring restructuring charge recorded in the fourth quarter of 1999. EBITDA is commonly used to analyze companies on the basis of operating performance, leverage and liquidity. While EBITDA should not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements.



                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                        YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------------------
                                                            1995       1996       1997       1998       1999
                                                          --------   --------   --------   --------   --------
Ratio of earnings to fixed charges(1)...................       --         --         --         --         --


--------------------------


(1) For the years ended December 31, 1995, 1996, 1997, 1998 and 1999, earnings were insufficient to cover fixed charges during the periods presented by the net loss amount of $12,731, $71,101, $129,004, $278,340, $558,692, respectively.

                                  RISK FACTORS

    Before tendering the old notes in the exchange offer, you should consider carefully the following risk factors. The new notes, like the old notes, entail the following risks:


    RISKS RELATED TO THE NOTES


YOU MAY HAVE DIFFICULTY SELLING ANY NOTES THAT YOU DO NOT EXCHANGE

    If you do not exchange your old notes for the notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your old notes. Those transfer restrictions are described in each of the indentures governing the old notes and in the legends contained on the old notes, and apply because we originally issued the old notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

    In general, you may offer or sell your old notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the old notes under the Securities Act.

    If a large number of old notes are exchanged for new notes in this exchange offer, it may be more difficult for you to sell your unexchanged notes. In addition, if you do not exchange your old notes in this exchange offer, you will no longer be entitled to have those notes registered under the Securities Act.


SIGNIFICANT CAPITAL EXPENDITURES WILL DIVERT FUNDS WHICH COULD BE USED TO MAKE
  PAYMENTS ON THE NOTES THAT YOU HOLD



    We expect to make significant capital expenditures in the future. These expenditures will divert funds which could be used to make payments on the notes that you hold. In addition to the expenditures required to implement our strategy discussed under "Nextlink," additional expenditures are likely to include the potential acquisition of other communications companies and the continued development and implementation of a comprehensive information technology platform.



BECAUSE YOUR NOTES ARE STRUCTURALLY SUBORDINATED TO THE OBLIGATIONS OF OUR
  SUBSIDIARIES, YOU MAY NOT BE FULLY REPAID IF WE BECOME INSOLVENT



    Because our cash flows from operations arise at the subsidiary level, all of our senior notes are structurally subordinated to the debts of our subsidiaries. Creditors of any NEXTLINK subsidiary, including trade creditors, have and will have claims that will be senior to your notes with respect to the assets of that subsidiary. In addition, some of our subsidiaries are subject to capital and other lease obligations.



OUR SUBSIDIARIES MUST MAKE PAYMENTS TO US IN ORDER FOR US TO MAKE PAYMENTS ON
  THE NOTES THAT YOU HOLD



    We depend upon cash payments from our subsidiaries to meet our fixed-charge payment obligations, including our obligation to pay you as a holder of notes. We cannot assure you that our subsidiaries will have sufficient cash to make any payments to us, as their cash flows from operations are currently negative. Our indentures generally permit us to invest proceeds from the sale of our debt securities in subsidiaries and joint ventures that we manage.



BECAUSE YOUR NOTES ARE NOT SECURED, AND WE HAVE INCURRED SIGNIFICANT AMOUNTS OF
  SECURED FINANCING, YOU MAY NOT BE FULLY REPAID IF WE BECOME INSOLVENT



    The new notes will not be secured by any of the assets of NEXTLINK or its subsidiaries. Therefore, you may not be fully repaid if we become insolvent. Our $1,000.0 million senior secured credit facility is secured by the telecommunications assets purchased using the proceeds thereof, the stock of certain of our direct subsidiaries, all assets of NEXTLINK and, to the extent of $125.0 million of guaranteed debt, all assets of certain of our. If we become insolvent, the holders of the secured debt will receive payments from the assets used as security before you receive payments. Our indentures permit us to incur additional debt, including an unlimited amount of secured or unsecured purchase money debt, and the senior secured credit facility also permit us to incur substantial additional senior secured debt.



THERE IS NO PUBLIC MARKET FOR THE NEW NOTES, SO YOU MAY BE UNABLE TO SELL THE
  NEW NOTES



    The new notes are new securities for which there is currently no market. Consequently, the new notes will be relatively illiquid, and you may be unable to sell your new notes. We do not intend to apply for listing of the new notes on any securities exchange or for the inclusion of the new notes in any automated quotation system. Accordingly, we cannot assure you that a liquid market for the new notes will develop.



ORIGINAL ISSUE DISCOUNT WILL BE INCLUDED IN YOUR GROSS INCOME FOR U.S. FEDERAL
  INCOME TAX PURPOSES BEFORE YOU RECEIVE ANY CASH PAYMENTS ON THE NOTES.



    Cash interest on the old and new senior discount notes generally will not accrue until December 1, 2004. However, because the old senior discount notes were issued at a substantial discount from their stated principal amount at maturity, original issue discount will be includible in the gross income of a holder of the old and new senior discount notes for U.S. federal income tax purposes in advance of the receipt of cash payments on the old and new senior discount notes.



    RISKS RELATED TO LIQUIDITY AND FINANCIAL RESOURCES



WE HAVE SUBSTANTIAL EXISTING DEBT AND WE WILL INCUR SUBSTANTIAL ADDITIONAL DEBT
  SO WE MAY BE UNABLE TO PAY INTEREST ON THE NOTES THAT YOU HOLD



    As of December 31, 1999, we had outstanding nine issues of senior notes totaling $3,733.3 million in principal amount, approximately $4.1 million in miscellaneous debt obligations of our subsidiaries, and two series of redeemable preferred stock. These preferred stock series include 8,324,796 shares of 14% exchangeable preferred stock, with a liquidation preference of $50 per share, and 4,000,000 shares of 6 1/2% cumulative convertible preferred stock, with a liquidation preference of $50 per share.



    Since December 31, 1999, we have obtained a $1,000.0 million credit facility, of which $375.0 million has been drawn, and have issued two additional series of preferred stock in connection with the Forstmann Little investment. These preferred stock issuances included 584,375 shares of Series C cumulative convertible participating preferred stock and 265,625 shares of Series D convertible participating preferred stock, both with a liquidation preference of $1,000 per share.



    At December 31, 1999 Concentric's total liabilities (including current portion) was $214.8 million, including its 12 3/4% Senior Notes due 2007, which has an aggregate principal amount of $150.0 million. Concentric also has outstanding 187,205 shares of preferred stock with dividends which accrue at the rate of 13 1/2% per year, which, prior to June 1, 2003, are payable in additional shares of preferred stock at Concentric's option, and which are redeemable at $1,000 per share, and 50,000 shares of preferred stock with dividends which accrue at the rate of 7% per year, redeemable at $1,000 per share.



    The indentures under which our notes have been issued, and our credit facility, permit us to incur substantial additional debt. We fully expect to draw down the remaining $625 million available under our credit facility and borrow substantial additional funds in the next several years. This additional indebtedness, together with any indebtedness we assume in connection with the Concentric acquisition, will further increase the risk of a default unless we can establish an adequate revenue base and generate sufficient cash flow to repay our indebtedness. We cannot assure you that we will ever establish an adequate revenue base to produce an operating profit or generate adequate positive cash flow to provide future capital expenditures and repayment of debt.



WE DO NOT HAVE SUFFICIENT ADDITIONAL FINANCING COMMITMENTS TO MEET OUR LONG TERM
  NEEDS AND, IF WE ARE NOT SUCCESSFUL IN RAISING ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO BUILD AND MAINTAIN OUR BUSINESS



    Building our business will require substantial additional capital spending. Our capital spending plans have increased substantially over time, as our strategy has evolved and our planned networks have grown larger and more robust. We will need to raise additional capital because our anticipated future capital requirements exceed the $1,881.8 million in cash and marketable securities we had on hand as of December 31, 1999, the $850.0 million that we received in January 2000 in connection with the Forstmann Little investment, the $375.0 million that we received in February 2000 in connection with our credit facility, and the $625.0 million currently available under our credit facility, our only current commitment for additional financing. If we fail to raise sufficient capital, we may be required to delay or abandon some of our planned future expansion or expenditures, which could have a material adverse effect on our growth and our ability to compete in the telecommunications services industry and generate profits for stockholders, and could even result in a payment default on our existing debt.



    Under the terms of the indenture governing Concentric's 12 3/4% Senior Notes due 2007, and the terms of its 13 1/2% Series B Senior Redeemable Exchangeable Preferred Stock, upon completion of the Concentric acquisition we will be required to offer to repurchase those outstanding senior notes and shares of preferred stock at a purchase price equal to 101% of the principal amount of the senior notes and 101% of the liquidation preference of the shares of the preferred stock. As of December 31, 1999, the total principal amount of the senior notes and the liquidation preference of the shares of preferred stock outstanding was approximately $338.7 million. If we were required to utilize available cash to fund repurchase of all or a significant amount of Concentric's senior notes and preferred stock, it would reduce the amount of funds available to implement our business plan.

THE COVENANTS IN OUR CREDIT FACILITY RESTRICT OUR FINANCIAL AND OPERATIONAL
  FLEXIBILITY, WHICH COULD HAVE AN ADVERSE AFFECT ON OUR RESULTS OF OPERATIONS



    Our credit facility contains covenants that restrict, among other things, our ability to borrow money, make particular types of investments or other restricted payments, sell assets or merge or consolidate. Our credit facility also requires us to maintain specified financial ratios. If we fail to comply with these covenants or meet these financial ratios, the lenders under our credit facility could declare a default and demand immediate repayment. Unless we cure any such default, they could seek a judgment and attempt to seize our assets to satisfy the debt to them. The security for our credit facility consists of all of the assets purchased with the proceeds thereof, the stock of certain of our direct subsidiaries, all assets of NEXTLINK and, to the extent of $125 million of guaranteed debt, all assets of certain of our subsidiaries. In addition, a default under any of these obligations could adversely affect our rights under other commercial agreements.



    Our existing debt obligations and outstanding redeemable preferred stock also could affect our financial and operational flexibility, as follows:



    - they may impair our ability to obtain additional financing in the future;



    - they will require that a substantial portion of our cash flow from operations and financing activities be dedicated to the payment of interest on debt and dividends on preferred stock, which will reduce the funds available for other purposes;



    - they may limit our flexibility in planning for or reacting to changes in market conditions; and



    - they may cause us to be more vulnerable in the event of a downturn in our business.



WE HAVE A HISTORY OF INCREASING NET LOSSES AND NEGATIVE CASH FLOW FROM
  OPERATIONS AND MAY NOT BE ABLE TO SATISFY OUR CASH NEEDS FROM OPERATIONS



    For each period since inception, we have incurred substantial and increasing net losses and negative cash flow from operations. For 1999, we posted a net loss attributable to common stockholders of approximately $627.9 million and showed negative cash flow from operations of approximately $358.9 million. Our accumulated deficit was approximately $1,217.5 million at December 31, 1999. We expect that losses and negative cash flow from operations will continue over the next several years.



    Our existing operations do not currently, and are not expected to in the near future to, generate cash flows from which we can make interest payments on our outstanding notes, make dividend payments on our outstanding preferred stock or fund continuing operations and planned capital expenditures. We cannot know when, if ever, net cash generated by our internal business operations will support our growth and continued operations. If we are unable to generate cash flow in the future sufficient to cover our fixed charges and are unable to raise sufficient funds from other sources, we may be required to:



    - refinance all or a portion of our existing debt and redeemable preferred stock; or



    - sell all or a portion of our assets.

    RISKS RELATED TO NETWORK DEVELOPMENT



IF WE CANNOT QUICKLY AND EFFICIENTLY INSTALL OUR HARDWARE, WE WILL BE UNABLE TO
  GENERATE REVENUE



    Each of our networks consists of many different pieces of hardware, including switches, routers, fiber optic cables, electronics and combination radio transmitter/receivers, known as transceivers, and associated equipment, which are difficult to install. If we cannot install this hardware quickly, the time in which customers can be connected to our network and we can begin to generate revenue from our network will be delayed. You should be aware that the construction of our national fiber optic network is not under our control, but is under the control of Level 3 Communications. If Level 3 fails to complete its network on time or if it fails to perform as specified, our strategy of linking our local networks to one another and creating an end-to-end national network will be delayed.



IP TECHNOLOGY HAS NOT YET BEEN PERFECTED FOR FULL SERVICE NETWORKS LIKE OURS



    We plan to rely on IP technology as the basis for our planned end-to-end network. Although IP technology is used throughout the Internet, its extension to support other telecommunications applications, such as voice and video, has not yet been perfected, and IP technology currently has several deficiencies, including poor reliability and quality. Integrating these technologies into our network may prove difficult and may be subject to delays. We cannot assure you that these improvements will become available in a timely fashion or at reasonable cost, if at all, or that the technology choices we make will prove to be cost effective and correct.



WE MAY NOT BE ABLE TO CONNECT OUR NETWORK TO THE INCUMBENT CARRIER'S NETWORK OR
  OBTAIN INTERNET PEERING ARRANGEMENTS ON FAVORABLE TERMS



    We require interconnection agreements with the incumbent carrier to connect our customers to the public telephone network. We cannot assure you that we will be able to negotiate or renegotiate interconnection agreements in all of our markets on favorable terms.



    If we fail to consummate the Concentric merger for any reason, we will require peering arrangements with other ISPs, particularly the large, national ISPs, to implement our planned expansion of data services including Internet access services. Peering arrangements are agreements among Internet backbone providers to exchange data traffic. Depending on the relative size of the carriers involved, these exchanges may be made without settlement charge. Although we anticipate that we would be able to enter into the agreements necessary to become an ISP, the terms and conditions of these peering agreements are becoming more restrictive as Internet service becomes increasingly commercialized, and we cannot be sure that these peering arrangements would be on favorable terms.



    PHYSICAL SPACE LIMITATIONS IN OFFICE BUILDINGS AND LANDLORD DEMANDS FOR FEES OR REVENUE SHARING COULD LIMIT OUR ABILITY TO CONNECT CUSTOMERS DIRECTLY TO OUR NETWORKS AND REDUCE OUR OPERATING MARGINS



    Connecting a customer who is a tenant in an office building directly to our network requires installation of in-building cabling through the building's risers from the customer's office to our fiber in the street or our antenna on the roof. In some office buildings, particularly the premier buildings in the largest markets, the risers are already close to their maximum physical capacity due to the entry of other competitive carriers into the market. Moreover, the owners of these buildings are increasingly requiring competitive telecommunications service providers like NEXTLINK to pay fees or otherwise share revenue as a condition of access. We have not been required to pay these fees in the smaller markets we have served in the past, but may be required to do so to penetrate larger markets, which would reduce our operating margins. In addition, some major office building owners have equity interests in, or joint ventures with, companies offering broadband communications services over fiber optic networks and may have an incentive to encourage their tenants to choose those companies' services over ours or to grant those companies more favorable terms for installation of in-building cabling.



OUR DEPLOYMENT OF WIRELESS FIRST MILE CONNECTIONS COULD BE DELAYED BY A LACK OF
  ACCEPTABLE EQUIPMENT AND BY INSTALLATION RISKS



    Our LMDS broadband wireless spectrum is a newly-authorized service, and equipment vendors are only beginning to offer radios, transceivers and related equipment designed to work at these frequencies. Recently completed field testing revealed that improvements in the price, features and functionality of the point-to-multi-point equipment must be made before we undertake a broader commercial launch of services using this technology. Although our vendors have advised us that these improvements will be incorporated in their second generation equipment, this equipment is still in development. We cannot be certain that commercial quantities of equipment meeting our standards will be available in time to meet our development schedule.



    LMDS direct connections require us to obtain access to rooftops from building owners and to satisfy local construction and zoning rules for antennas and transmitters. The need to obtain these authorizations could be an additional source of cost and delay.



WE CANNOT ACCURATELY PREDICT THE TOTAL COST OF OUR WIRELESS FIRST MILE
  DEPLOYMENT



    Although we have selected one vendor from which we will purchase LMDS equipment, because our fixed wireless deployment strategy contemplates utilizing a number of equipment vendors, we do not know precisely how much the equipment we will need will cost. Installation costs are expected to vary greatly, depending on the particular characteristics of the locations to be served. After initial installation, we expect to incur additional costs to reconfigure, redeploy and upgrade our wireless direct connections as technologies improve.



IT IS EXPENSIVE AND DIFFICULT TO SWITCH NEW CUSTOMERS TO OUR NETWORK, AND
  PROVISIONING BOTTLENECKS WITH THE INCUMBENT CARRIER CAN SLOW THE NEW CUSTOMER CONNECTION PROCESS



    It is expensive and difficult for us to switch a new customer to our network because:



    - a potential customer faces switching costs if it decides to become our customer, and



    - we require cooperation from the incumbent carrier in instances where there is no direct connection between the customer and our network.



    Our principal competitors, the incumbent carriers, are already established providers of local telephone services to all or virtually all telephone subscribers within their respective service areas. Their physical connections from their premises to those of their customers are expensive and difficult to duplicate. To complete the new customer provisioning process, we rely on the incumbent carrier to process certain information. The incumbent carriers have a financial interest in retaining their customers, which could reduce their willingness to cooperate with our new customer provisioning requests.



IF WE LOSE KEY PERSONNEL AND QUALIFIED TECHNICAL STAFF, OUR ABILITY TO MANAGE
  THE DAY-TO-DAY ASPECTS OF OUR COMPLEX NETWORK WILL BE WEAKENED



    We believe that a critical component for our success will be the attraction and retention of qualified professional and technical personnel. There is intense competition for qualified personnel in our business with the technical and other skill sets that we seek. The loss of the services of our senior executive management team or other key personnel, or the inability to attract additional qualified personnel, could cause us to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. We could also be less prepared for technological or marketing problems, which could reduce our ability to serve our customers and lower the quality of our services. We may not be able to attract, develop, motivate and retain experienced and innovative personnel. In addition, we must also develop and retain a large and sophisticated sales force, particularly in connection with our plan to target larger national customers. If we fail to do so, there will be an adverse effect on our ability to generate revenue and, consequently, our operating cash flow.



    RISKS RELATED TO COMPETITION IN OUR INDUSTRY



WE FACE COMPETITION IN LOCAL MARKETS FROM OTHER CARRIERS, PUTTING DOWNWARD
  PRESSURE ON PRICES



    We face competition in each of our markets principally with the incumbent carrier in that market, but also from recent and potential market entrants, including long distance carriers seeking to enter, reenter or expand entry into the local exchange marketplace, such as AT&T, MCI WorldCom and Sprint (which has agreed to merge with MCI WorldCom). This competition places downward pressure on prices for local telephone service and data services, which can adversely affect our operating results. In addition, we expect competition from other companies, such as cable television companies, electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end-users. We may also face competition for wireless broadband services from providers of free space laser technology. We cannot assure you that we will be able to compete effectively with these industry participants.



WE FACE COMPETITION IN LONG DISTANCE MARKETS, PUTTING DOWNWARD PRESSURE ON
  PRICES



    We also face intense competition from long distance carriers in the provision of long distance services, which places downward pressure on prices for long distance services, including both voice and data services, and makes it difficult for us to achieve positive operating cash flow. Although the long distance market is dominated by three major competitors, AT&T, MCI WorldCom and Sprint (which has agreed to merge with MCI WorldCom), hundreds of other companies, such as Qwest, also compete in the long distance marketplace. We also anticipate that the incumbent carriers will be competing in the long distance market in the near future. We cannot assure you that we will be able to effectively compete with any of these industry participants.

WE FACE COMPETITION IN CREATING A NATIONAL BROADBAND NETWORK



    Several of our competitors, such as AT&T, MCI WorldCom, Qwest, Level 3, IXC and Williams, are creating end-to-end broadband networks that would compete directly with the network we are building. In addition, other competitors have the ability to do so as well. We cannot assure you that we will be able to successfully compete with these service providers.



WE FACE COMPETITION FOR DATA SERVICES



    Competitors for data services consist of online service providers, Internet service providers and Web hosting providers. New competitors continue to enter this market and include large computer hardware, software, media and other technology and telecommunications companies, including the incumbent carriers. Certain telecommunications companies and online services providers are currently offering or have announced plans to offer Internet or online services or to expand their network services. Certain companies, including America Online, BBN, PSINet and Verio, have also obtained or expanded their Internet access products and services.



MANY OF THESE COMPETITORS HAVE SUPERIOR RESOURCES, WHICH MAY PLACE US AT A COST
  AND PRICE DISADVANTAGE



    Many of our current and potential competitors have market presence, engineering, technical and marketing capabilities and financial, personnel and other resources substantially greater than those of NEXTLINK. As a result, some of our competitors can raise capital at a lower cost than we can, and they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than we can. Also, our competitors' greater brand name recognition may require us to price our services at lower levels in order to win business. Finally, our competitors' cost advantages give them the ability to reduce their prices for an extended period of time if they so choose.



THE TECHNOLOGIES WE USE MAY BECOME OBSOLETE, WHICH WOULD LIMIT OUR ABILITY TO
  COMPETE EFFECTIVELY



    The telecommunications industry is subject to rapid and significant changes in technology. If we do not replace or upgrade technology and equipment that becomes obsolete, we will be unable to compete effectively because we will not be able to meet the expectations of our customers.



    The following technologies and equipment that we use or will use are subject to obsolescence: wireline and wireless transmission technologies, circuit and packet switching technologies, multiplexing technologies and data transmission technologies, including the DSL, ATM and IP technologies. In addition, we cannot assure you that the technologies in which we choose to invest will lead to successful implementation of our business plan.



    Additionally, the markets for data and Internet-related services are characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition and frequent new product and service introductions. The future success of our data services business will depend, in part, on our ability to accomplish the following in a timely and cost-effective manner:



    - effectively use leading technologies;



    - continue to develop technical expertise;



    - enhance current networking services;



    - develop new services that meet changing customer needs; and



    - influence and respond to emerging industry standards and other technological changes.



    Our pursuit of necessary technological advances may require substantial time and expense.



WE MAY BE REQUIRED TO PAY PATENT LICENSING FEES, WHICH WILL DIVERT FUNDS WHICH
  COULD BE USED FOR OTHER PURPOSES



    From time to time, we receive requests to consider licensing certain patents held by third parties that may have bearing on our interactive voice response, other enhanced, or data services. Should we be required to pay license fees in the future, such payments, if substantial, could have a material adverse effect on our results of operations.



OUR COMPANY AND INDUSTRY ARE HIGHLY REGULATED, IMPOSING SUBSTANTIAL COMPLIANCE
  COSTS AND RESTRICTING OUR ABILITY TO COMPETE IN OUR TARGET MARKETS



    We are subject to varying degrees of federal, state and local regulation. This regulation imposes substantial compliance costs on us. It also restricts our ability to compete. For example, in each state in which we desire to offer our services, we are required to obtain authorization from the appropriate state commission. We cannot assure you that we will receive authorization for markets or services to be launched in the future.



THE REQUIREMENT THAT WE OBTAIN PERMITS AND RIGHTS-OF-WAY INCREASES OUR COST OF
  DOING BUSINESS



    In order for us to acquire and develop our fiber networks, we must obtain local franchises and other permits, as well as rights-of-way and fiber capacity from entities such as incumbent carriers and other utilities, railroads, long distance companies, state highway authorities, local governments and transit authorities. You should be aware that the process of obtaining these permits and rights-of-way increases our cost of doing business.



    We cannot assure you that we will be able to maintain our existing franchises, permits and rights-of-way that we need to implement our business. Nor can we assure you that we will be able to obtain and maintain the other franchises, permits and rights that we require. A sustained and material failure to obtain or maintain these rights could materially adversely affect our business in the affected metropolitan area.

    RISKS RELATED TO GROWTH, DEVELOPMENT OF DATA SERVICES AND CONCENTRIC
     ACQUISITION



CONTINUED RAPID GROWTH OF OUR NETWORK, SERVICES AND SUBSCRIBERS COULD BE SLOWED
  IF WE CANNOT MANAGE THIS GROWTH



    We have rapidly expanded and developed our network, services and subscribers, and expect to continue to do so. This has placed and will continue to place significant demands on our management, operational and financial systems and procedures and controls. We may not be able to manage our anticipated growth effectively, which would harm our business, results of operations and financial condition. Further expansion and development will depend on a number of factors, including:



    - technological developments;



    - our ability to hire, train and retain qualified personnel in a competitive labor market;



    - availability of rights-of-way, building access and antenna sites;



    - development of customer billing, order processing and network management systems that are capable of serving our growing customer base;



    - cooperation of the existing local telephone companies;



    - regulatory and governmental developments; and



    - existence of strategic alliances or relationships.



    We will need to continue to improve our operational and financial systems and our procedures and controls as we grow. We must also develop, train and manage our employees.



OUR ABILITY TO SUCCEED IN THE DATA SERVICES MARKET IS UNCERTAIN



    Our ability to succeed in the data services market depends to a large extent on our ability to build a tailored, value-added network services business. Our ability to do so is subject to the following risks:



    - the data services markets are relatively new, and current and future competitors are likely to introduce competing services or products which may result in market saturation;



    - certain critical issues concerning commercial use of tailored, value-added services and Internet services, including, among others, security, reliability, ease and cost of access, and quality of service, remain unresolved and may impact the growth of such services;



    - the market for data services may fail to grow or grow more slowly than anticipated;



    - reliability, quality or compatibility problems with new enterprise service offerings which we may introduce could significantly delay or hinder market acceptance and could divert technical and other resources;



    - our inability to obtain sufficient quantities of sole- or limited-source components required to provide data services or to develop alternative sources, if required, could result in delays and increased costs in expanding, and overburdening of, our network infrastructure;

    - suppliers may not provide us with products or components that comply with Internet standards or that inter-operate with other products or components used in our network infrastructure;



    - capacity constraints that adversely affect the system performance if demand for data services were to increase faster than projected or were to exceed current forecasts;



    - our ability to respond to changing customer requirements or evolving industry trends;



    - the failure of any link in the delivery chain, including the networks with which we may establish public or private peering arrangements or private transit;



    - the market for tailored value-added network services is extremely competitive, and we expect that competition will intensify in the future;



    - increased price and other competition due to Internet industry consolidation;



    - interruptions in service due to a natural disaster, such as an earthquake, or other unanticipated problem; and



    - liability for information disseminated through our network.



    If the Concentric acquisition closes, we could face these risks sooner, and the magnitude of such risks could be greater, than if we fully implemented our data services strategy organically.



THE CONCENTRIC ACQUISITION REMAINS SUBJECT TO CONCENTRIC STOCKHOLDER APPROVAL
  AND OTHER CONDITIONS



    If Concentric stockholders fail to approve our proposed acquisition, or if that transaction fails to close for any other reason, our data strategy will likely take longer than if we combined with Concentric and our entry into the data services and web hosting business will be delayed. As a consequence, our business will not expand as rapidly in this significant, rapidly growing area of the telecommunications market.



IF THE CONCENTRIC ACQUISITION CLOSES WE WILL FACE CHALLENGES INTEGRATING OUR
  BUSINESS WITH THEIRS, AND DIFFICULTIES IN THE INTEGRATION PROCESS MAY PREVENT THE BENEFITS OF THE MERGER FROM BEING REALIZED



    The Concentric acquisition will be the largest acquisition we have made to date. As a result of the differing nature of Concentric's and NEXTLINK's operations, it may be difficult to quickly integrate the products, services, technologies, research and development activities, administration, sales and marketing and other operations of the two companies. Integration difficulties may disrupt the combined company's business and could prevent the achievement of the potential benefits of the merger. The difficulties, costs and delays involved in integrating Concentric and NEXTLINK, which could be substantial, may include:



    - Distracting management and other key personnel, particularly sales and marketing personnel and senior engineers involved in network deployment, from the business of the combined company;



    - Failure to integrate complex technology, product lines and development plans and the difficulty of maintaining uniform standards, controls, procedures and policies;

    - Potential incompatibility of business cultures;



    - Costs and delays in implementing common systems and procedures, particularly in integrating different information systems;



    - Inability to retain and integrate key management, technical, sales and customer support personnel;



    - Disruptions in the combined sales forces that may result in a loss of current customers or the inability to close sales with potential customers;



    - The additional financial resources that may be needed to fund combined operations;



    - Incorporating acquired technology or businesses into service offerings to maximize the combined company's financial and strategic position; and



    - Impairment of relationships with employees and customers as a result of changes in management.



    If we cannot quickly and efficiently integrate Concentric's personnel, products and services with our own following the closing, we will not enjoy the full benefits we anticipate from the transaction. Concentric officers and employees have valuable knowledge of the data services and web hosting business that would be difficult to replace if we do not retain the services of a substantial portion of them.



WE FACE RISKS ASSOCIATED WITH INTERNATIONAL EXPANSION



    We have begun to expand into Canadian markets, and through the Concentric acquisition we would acquire a subsidiary in the United Kingdom. We may in the future expand into other international markets, either through acquisition of businesses or assets, organic development, or a combination thereof. The following risks are inherent in doing business on an international level:



    - unexpected changes in regulatory requirements;



    - export restrictions;



    - export controls relating to encryption technology;



    - tariffs and other trade barriers;



    - difficulties in staffing and managing foreign operations;



    - longer payment cycles;



    - problems in collecting accounts receivable;



    - political instability;



    - fluctuations in currency exchange rates;



    - seasonal reductions in business activity during the summer months in Europe and certain other parts of the world; and



    - potentially adverse tax consequences that could adversely impact the success of our international operations.

    We cannot assure you that one or more of such factors will not have a material adverse effect on our future international operations.



    OTHER RISKS



CRAIG O. MCCAW, WHO CONTROLS APPROXIMATELY 55% OF THE VOTING POWER OF NEXTLINK,
  MAY HAVE INTERESTS WHICH ARE ADVERSE TO YOUR INTERESTS



    Craig O. McCaw, primarily through his majority ownership and control of Eagle River Investments, LLC, currently controls approximately 55% of NEXTLINK's total voting power, and holds proxies that are likely to continue to assure that Mr. McCaw will hold a majority of that voting power. Because Mr. McCaw has the ability to control the direction and future operations of NEXTLINK and has interests in other companies that may compete with NEXTLINK, he may make decisions which are adverse to your interests and the interests of other NEXTLINK security holders.



    Mr. McCaw effectively controls a decision whether a change of control of NEXTLINK will occur. Moreover, Delaware corporate law could make it more difficult for a third party to acquire control of us, even if a change of control could be beneficial to you.


WE MAY FACE ADDITIONAL COST AND OTHER ADVERSE EFFECTS DUE TO YEAR 2000 ISSUES


    Although we did not experience any impact to our business as a result of the date change from 1999 to 2000, it is possible that the full impact of the date change has not been fully recognized. If any year 2000 disruptions arise, we believe they would be minor and correctable; accordingly we have not developed any contingency plans beyond our normal business interruption plans. We cannot assure you that all of our systems, or the systems of third parties upon which we rely will continue to function properly. If a failure in any of our or a third party provider's systems were to occur, our operations and financial performance could be disrupted. In addition, we could still be negatively affected if our customers or suppliers are adversely affected by year 2000 or similar issues.



OUR FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF FACTORS THAT COULD
  CAUSE ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM CURRENT BELIEFS



    Some statements and information contained in this registration statement are not historical facts, but are "forward-looking statements", as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "may," "will," "would," "could," "should," or "anticipates" or the negative of these words or other variations of these words or other comparable words, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding:



    - market development, the number of markets we expect to serve, and the expected number of addressable business lines in such markets;



    - network development, including those with respect to IP and ATM network and facilities development and deployment, broadband fixed wireless technology, testing and installation, high speed technologies such as DSL, and matters relevant to our national network;

    - liquidity and financial resources, including anticipated capital expenditures, funding of capital expenditures and anticipated levels of indebtedness; and



    - statements with respect to the Concentric acquisition and its effects.



    All such forward-looking statements are qualified by the inherent risks and uncertainties surrounding expectations generally, and also may materially differ from our actual experience involving any one or more of these matters and subject areas. The operation and results of our business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified in the above "Risk Factors" section and elsewhere in this registration statement, including, but not limited to:



    - general economic conditions in the geographic areas that we are targeting for communications services;



    - the ability to achieve and maintain market penetration and average per access line revenue levels sufficient to provide financial viability to our business;



    - access to sufficient debt or equity capital to meet our operating and financing needs;



    - the quality and price of similar or comparable communications services offered or to be offered by our competitors; and



    - future telecommunications-related legislation or regulatory actions.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the new notes as described in this prospectus. We will receive in exchange for the new notes, old notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in our indebtedness.

    The net proceeds from the offering of the old notes are being used to expand our existing networks and services, provide new communications and data services, provide electronics and equipment for our national network, develop and acquire new networks and services, introduce new technologies, fund operating losses and working capital and potentially may be used to acquire other communications and data services companies.

                              RECENT TRANSACTIONS



    AGREEMENT TO ACQUIRE CONCENTRIC NETWORK CORPORATION. In January 2000, we agreed to acquire Concentric Network Corporation, a provider of high-speed DSL, web hosting, e-commerce, and other Internet services. As a combined company, we will be able to offer a complete, single source communications solution to our customers by combing our voice and data products with the full array of products from Concentric's Internet business, data center, and application service provider services.



    In this transaction, both NEXTLINK and Concentric will merge into a newly-formed company, to be renamed NEXTLINK Communications, Inc., which will assume all of our and Concentric's outstanding debt obligations. In the transaction, each outstanding share of our Class A common stock and Class B common stock would be converted into one share of Class A common stock or Class B common stock, as applicable, of the corporation surviving the merger, which stock will be substantially identical to our Class A and Class B common stock. In addition, each outstanding share of Concentric common stock would be converted into 0.495 of a share of Class A common stock of the surviving corporation, unless the trading price of our Class A common stock at the effective time is less than or equal to $90.91, in which case each outstanding share would be converted into $45.00 of Class A common stock of the surviving corporation (based on the trading price of our Class A common stock prior to the effective time). If at the effective time our average stock price is less than $69.23, each outstanding share of Concentric common stock would covert into
0.650 of a share of Class A common stock of the surviving corporation. The transaction is subject to approval of the Concentric stockholders and other customary closing conditions, and is expected to close in the second quarter of 2000.



    ACQUISITION OF INTERNEXT INTEREST. In January 2000, as part of the reorganization of NEXTLINK under which we will acquire Concentric Network Corporation, we entered into an agreement with Eagle River Investments, LLC, to acquire the 50% interest of INTERNEXT, L.L.C. that we do not currently own. NEXTLINK and Eagle River formed INTERNEXT to hold our interests in the national network. The purchase price for Eagle River's interest is approximately
3.4 million shares of the Class A common stock of the corporation surviving the reorganization. As a result of this acquisition, which is expected to be consummated in the second quarter of 2000, we will own the entire interest in this 16,000 mile, 50 city national broadband network. The closing of this transaction is not conditioned on the closing of the Concentric acquisition.



    SECURED CREDIT FACILITY.  On February 3, 2000, we entered into a
$1.0 billion senior secured credit facility underwritten by a syndicate of banks and other financial institutions. The credit facility consists of a $387.5 million tranche A term loan facility, a $225.0 million tranche B term loan facility and a $387.5 million revolving credit facility. We have borrowed $375.0 million under this facility.



    The security of the credit facility consists of the assets purchased using the proceeds thereof, the stock of certain of our direct subsidiaries, all assets of NEXTLINK and, to the extent of $125.0 million of guaranteed debt, all assets of certain of our subsidiaries.



    Both the revolving credit facility and the tranche A term loan facility mature on December 31, 2006, and the tranche B term loan facility matures on June 30, 2007. The maturity date for each of the facilities may be accelerated to October 31, 2005 unless we have refinanced our $350.0 million 12 1/2% Senior Notes due 2006 by April 15, 2005. We also are required to repay the facilities in full upon the occurrence of a change of control.



    Amounts drawn under the revolving credit facility and the term loans bear interest, at our option, at the alternate base rate or reserve-adjusted London Interbank Offered Rate (LIBOR) plus, in each case, applicable margins.



    The credit agreement contains customary events of default and covenants restricting and limiting our ability to engage in certain activities, including but not limited to:



    - limitations on indebtedness, guarantee obligations and the incurrence of liens,



    - restrictions on sale lease back transactions, consolidations, mergers, liquidations, dissolutions, leases, certain sales of assets, transactions with affiliates and investments,



    - restrictions on issuance of preferred stock, dividends and distributions on capital stock and other similar distributions, and



    - restrictions on optional payments and modifications of other debt instruments, changes in fiscal year, and changes in lines of business.



    TWO-FOR-ONE STOCK SPLIT. In February 2000, our Board of Directors declared a two-for-one stock split of our common stock, to be paid on June 15, 2000 in the form of a stock dividend. The split is subject to stockholder approval of a proposed increase in the number of shares of our common stock authorized for issuance. This proposal will be considered and voted on at our May 24, 2000 annual meeting of stockholders.



    INVESTMENT BY FORSTMANN LITTLE & CO. In December 1999, several Forstmann Little & Co. investment funds agreed to invest $850.0 million in NEXTLINK in exchange for newly-created convertible preferred stock of NEXTLINK, to be used to expand our networks and services, introduce new technologies and fund our business plan. The investment closed in January 2000. Pursuant to the terms of the preferred stock, Nicholas C. Forstmann and Sandra J. Horbach, both general partners at Forstmann Little, joined NEXTLINK's Board of Directors in January 2000.



    ACQUISITION OF CANADIAN FIXED WIRELESS SPECTRUM. In December 1999, our NEXTLINK International subsidiary joined a venture, Wispra Networks, Inc., with TD Capital Group, a leading Canadian private equity investor in the communications and media industry, and Wispra Inc., a previous participant in Canada's broadbank wireless marketplace. In December, Wispra Networks was named the provisional winner of six fixed broadband wireless 24 GHz spectrum licenses, following an auction of the licenses by Industry Canada, covering areas in which approximately 14.3 million people live or work, including Toronto, Montreal, Vancouver, Ottawa, Edmonton, Calgary and surrounding areas. Wispra Networks has paid a total of approximately Cdn. $74 million for 400 MHz of spectrum in the six market areas. Wispra Networks anticipates that Industry Canada will officially issue the licenses for the spectrum in 2000. Wispra was founded to provide broadband telecommunications services in Canada using emerging wireless telecommunications technologies.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION



    The following unaudited pro forma condensed combined financial statements combine the historical consolidated balance sheets and statements of operations of NEXTLINK and Concentric, including their respective subsidiaries after giving effect to the merger. The unaudited pro forma condensed combined balance sheet as of December 31, 1999, set forth below gives effect to the merger as if it occurred on December 31, 1999. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 and 1999 give effect to the merger as if it occurred January 1, 1998. These statements are prepared on the basis of accounting for the merger as a purchase business combination and are based on the notes set forth in the notes to these unaudited pro forma condensed combined financial statements.



    The following unaudited pro forma financial information has been prepared based upon, and should be read in conjunction with, the audited historical consolidated financial statements of NEXTLINK and Concentric. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on December 31, 1999 or at the beginning of the period for which the merger is being given effect, nor is it necessarily indicative of future financial position or operating results.



              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET



                            AS OF DECEMBER 31, 1999



                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                       HISTORICAL   HISTORICAL   HISTORICAL   PRO FORMA
                                        NEXTLINK    CONCENTRIC    COMBINED    ADJUSTMENT     NOTE       TOTAL
                                       ----------   ----------   ----------   ----------   --------   ----------
ASSETS
Current assets:
  Cash and cash equivalents..........  $ 868,463    $   25,891   $  894,354                           $  894,354
  Restricted cash....................         --       144,060      144,060                              144,060
  Marketable securities..............  1,013,301        80,095    1,093,396      (27,000)      2       1,066,396
  Accounts receivable, net...........     80,746        29,114      109,860                              109,860
  Note receivable....................         --        16,000       16,000                               16,000
  Other current assets...............     24,498        10,049       34,547                               34,547
  Pledged securities.................     40,759            --       40,759                               40,759
                                       ----------   ----------   ----------   ----------              ----------
    Total current assets.............  2,027,767       305,209    2,332,976      (27,000)              2,305,976
Property and equipment, net..........  1,180,021        82,894    1,262,915                            1,262,915
Investment in fixed wireless
  licenses...........................    933,128            --      933,128                              933,128
Goodwill and other intangible
  assets.............................         --        70,627       70,627    2,181,928       2       2,252,555
Investments..........................         --        27,101       27,101                               27,101
Other assets, net....................    456,192        11,963      468,155      209,502       2         677,657
                                       ----------   ----------   ----------   ----------              ----------
    Total assets.....................  $4,597,108   $  497,794   $5,094,902   $2,364,430              $7,459,332
                                       ----------   ----------   ----------   ----------              ----------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Total current liabilities............    249,217        59,594      308,811                              308,811
Long-term debt.......................  3,733,342       146,642    3,879,984                            3,879,984
Other long-term liabilities..........     15,319         8,544       23,863                               23,863
                                       ----------   ----------   ----------   ----------              ----------
    Total liabilities................  3,997,878       214,780    4,212,658                            4,212,658
Redeemable preferred stock...........    612,352       220,860      833,212                              833,212
Shareholders equity (deficit):
  Common stock.......................  1,139,232       420,515    1,559,747    2,070,226       2       3,606,249
                                                                                 396,791       2
                                                                                (420,515)     3c
  Deferred compensation..............    (85,489)         (524)     (86,013)         524      3c         (85,489)
  Accumulated other comprehensive
    income...........................    150,634            --      150,634                   3c         150,634
  Accumulated deficit................  (1,217,499)    (357,837)  (1,575,336)     357,837       2      (1,257,932)
                                                                                 (40,433)
                                       ----------   ----------   ----------   ----------              ----------
    Total Shareholders' equity
      (deficit)......................    (13,122)       62,154       49,032    2,364,430               2,413,462
                                       ----------   ----------   ----------   ----------              ----------
    Total liabilities and
      shareholders' equity
      (deficit)......................  $4,597,108   $  497,794   $5,094,902   $2,364,430              $7,459,332
                                       ----------   ----------   ----------   ----------              ----------

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1999



                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                    HISTORICAL    HISTORICAL    HISTORICAL   PRO FORMA
                                     NEXTLINK     CONCENTRIC     COMBINED    ADJUSTMENT     NOTE        TOTAL
                                   ------------   -----------   ----------   ----------   --------   ------------
Revenue..........................  $    274,324   $   147,060   $ 421,384    $      --               $    421,384
Costs and Expenses:
    Operating....................       221,664       121,144     342,808           --                    342,808
    Selling, general and
      administrative.............       266,908        64,637     331,545           --                    331,545
    Restructuring................        30,935            --      30,935           --                     30,935
    Deferred compensation........        12,872           373      13,245           --                     13,245
    Depreciation.................        93,097        28,404     121,501           --                    121,501
    Amortization.................        15,378         7,913      23,291      364,079       3b           387,370
    Write-off of in-process
      technology.................            --            --          --       40,433        2            40,433
                                   ------------   -----------   ---------    ---------               ------------
Total costs and expenses.........       640,854       222,471     863,325      404,512                  1,267,837
Loss from operations.............      (366,530)      (75,411)   (441,941)    (404,512)                  (846,453)
Net interest expense and other...      (192,162)       (9,674)   (201,836)          --                   (201,836)
                                   ------------   -----------   ---------    ---------               ------------
Net Loss.........................      (558,692)      (85,085)   (643,777)    (404,512)                (1,048,289)
Preferred stock dividends and
  accretion......................       (69,189)      (26,697)    (95,886)          --                    (95,886)
                                   ------------   -----------   ---------    ---------               ------------
Net loss applicable to common
  shares.........................  $   (627,881)  $  (111,782)  $(739,663)   $(404,512)              $ (1,144,175)
                                   ------------   -----------   ---------    ---------               ------------
Net loss per share (basic and
  diluted).......................         (5.02)        (2.76)                                              (7.66)
Shares used in computation of net
  loss per share.................   125,132,459    40,473,000                                         149,416,259

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1998



                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS



                                HISTORICAL    HISTORICAL    HISTORICAL   PRO FORMA
                                 NEXTLINK     CONCENTRIC     COMBINED    ADJUSTMENT     NOTE        TOTAL
                               ------------   -----------   ----------   ----------   --------   ------------
Revenue......................  $    139,667   $    82,807   $ 222,474           --               $    222,474
Costs and Expenses:
  Operating..................       123,675        73,779     197,454           --                    197,454
  Selling, general and
    administrative...........       156,929        44,683     201,612           --                    201,612
  Deferred compensation......         4,993           373       5,366           --                      5,366
  Depreciation...............        45,638        24,442      70,080           --       3b            70,080
  Amortization...............        14,616         3,842      18,458      364,079                    382,537
  Acquisition related
    charges..................            --         1,291       1,291                                   1,291
  Write-off of in-process
    technology...............            --         5,200       5,200       40,433        2            45,633
                               ------------   -----------   ---------    ---------               ------------
Total costs and expenses.....       345,851       153,610     499,461      404,512                    903,973
Loss from operations.........      (206,184)      (70,803)   (276,987)    (404,512)                  (681,499)
Net interest expense and
  other......................       (72,156)      (14,345)    (86,501)          --                    (86,501)
                               ------------   -----------   ---------    ---------               ------------
Loss before extraordinary
  item.......................      (278,340)      (85,148)   (363,488)    (404,512)                  (768,000)
Extraordinary gain on early
  retirement of debt.........            --         3,042       3,042           --                      3,042
Net Loss.....................      (278,340)      (82,106)   (360,446)    (404,512)                  (764,958)
Preferred stock dividends and
  accretion..................       (58,773)      (11,958)    (70,731)          --                    (70,731)
                               ------------   -----------   ---------    ---------               ------------
Net loss applicable to common
  shares.....................  $   (337,113)  $   (94,064)  $(431,177)   $(404,512)              $   (835,689)
                               ------------   -----------   ---------    ---------               ------------
Net loss per share (basic and
  diluted)...................         (3.13)        (3.23)                                              (6.68)
Shares used in computation of
  net loss per share.........   107,708,000    29,094,000                                         125,164,400

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS



NOTE 1. BASIS OF PRESENTATION



    The unaudited pro forma condensed combined balance sheet as of December 31, 1999, gives effect to the merger as if it had occurred on December 31, 1999. The unaudited pro forma combined statement of operations for the year ended
December 31, 1998 and 1999 give effect to the merger as if it had occurred January 1, 1998. These statements are prepared on the basis of accounting for the merger as a purchase business combination.



NOTE 2. PURCHASE PRICE AND PURCHASE PRICE ALLOCATION



    The merger will be accounted for as a purchase of Concentric by NEXTLINK. The merger will therefore result in an allocation of purchase price to the tangible and intangible assets of Concentric, as well as a write-off of the portion of the purchase price allocated to in-process technology. The transaction is not expected to result in an increased deferred tax liability. This allocation reflects our estimate of the fair value of assets to be acquired by NEXTLINK based upon information available to us at the date of the accompanying unaudited pro forma condensed combined financial statements. We plan to adjust this allocation based on the final purchase price and our final determination of asset value.



    Concentric's primary common stock outstanding was based on shares outstanding on January 7, 2000. NEXTLINK's market value per share used to calculate the exchange ratio, and the calculation of the number of shares of NM Acquisition Corp. class A common stock to be exchanged for Concentric common stock, was based on NEXTLINK's class A common stock average closing price before and after the date the merger announced, which was $74.49 per share.



    Concentric's outstanding options and warrants will be converted to equivalent options and warrants of NM Acquisition Corp. The number of options and warrants and the exercise prices will be adjusted so that the NM Acquisition Corp. options and warrants issued for Concentric options and warrants will have an equivalent intrinsic value per option and warrant. The term and vesting of the options and warrants will not be modified. We have therefore included the estimated fair value of these options and warrants in the purchase price. We calculated the fair value of the options and warrants to purchase shares in NM Acquisition Corp. based on the number of options and warrants outstanding as of April 10, 2000, the latest practicable date.



    The aggregate purchase price was determined as follows (in thousands):



Concentric common shares outstanding at January 7, 2000.....      46,320
Exchange ratio ($45 per share/NEXTLINK market value per
  share)....................................................        0.60
                                                              ----------
Equivalent NEXTLINK common stock exchanged..................      27,792
NEXTLINK market value per share (see note 2)................  $    74.49
                                                              ----------
Fair value of common stock issued...........................  $2,070,226
Fair value of Concentric liabilities at December 31, 1999...     214,780
Fair value of Concentric preferred stock at December 31,
  1999......................................................     220,860
Fair value of Concentric options............................     259,725
Fair value of Concentric warrants...........................     137,066
Estimated investment banking, legal and accounting fees, and fees paid to holders of Concentric notes and preferred
  stock.....................................................      27,000
                                                              ----------
      Total considerations..................................  $2,929,657
                                                              ==========

    The aggregate purchase price was allocated to the tangible and intangible assets of Concentric as follows (in thousands):



Fair value of assets acquired...............................  $  497,794
Fair value of current products and technology...............     105,714
Fair value of core technology...............................      46,323
Fair value of customer lists................................      44,322
Fair value of in-process technology.........................      40,433
Fair value of Concentric trade name.........................      13,143
Preliminary goodwill........................................   2,181,928
                                                              ----------
      Aggregate purchase price..............................  $2,929,657



    The exchange ratio of NM Acquisition Corp common stock for Concentric common stock is subject to change and may affect the final purchase price if the 20-day average trading price of NEXTLINK Class A common stock prior to closing is less than $69.23 or greater than $90.91. Each $1 increase in the 20-day average trading price of NEXTLINK common stock in excess of $90.91 will result in an increase in goodwill of approximately $23 million and an annual increase of goodwill amortization of approximately $3.29 million.



NOTE 3. OTHER PRO FORMA ADJUSTMENTS



    a. The pro forma adjustments reflect the elimination of Concentric's historical common stock, deferred compensation and accumulated deficit as of December 31, 1999.



    b. The effect of allocating the aggregate purchase price to the tangible and intangible assets of Concentric results in additional amortization expense of $364.1 million for the years ended December 31, 1998 and 1999. For amortization purposes, goodwill and has been assigned a seven-year life and all other acquired intangible assets have been assigned a four-year life.



    c. Proforma shares outstanding used in the computation of net loss per share for the year ended December 31, 1999 and 1998 is based on the exchange rate (see
Note 2) multiplied by Concentric's historically reported weighted average shares outstanding for the period plus NEXTLINK's historically reported weighted average shares outstanding for the period



NOTE 4. RECLASSIFICATIONS



    Certain historical amounts have been reclassified to conform with the pro forma condensed combined presentation.

                               THE EXCHANGE OFFER

BACKGROUND

    We originally sold the outstanding 10 1/2% Senior Notes due 2009 and the 12 1/8% Senior Discount Notes due 2009 on November 17, 1999 in a transaction exempt from the registration requirements of the Securities Act. Goldman, Sachs & Co., Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, TD Securities (USA) Inc., Barclays Capital Inc., Chase Securities Inc., Banc of America Securities LLC, BancBoston Robertson Stephens Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and PNC Capital Markets, Inc., as the initial purchasers, subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and under Regulation S under the Securities Act. As of the date of this prospectus, $400.0 million aggregate principal amount of unregistered senior notes and $455.0 million aggregate principal amount at maturity of senior discount notes are outstanding.

    NEXTLINK and the initial purchasers entered into an exchange and registration rights agreement under which we agreed that we would, at our own cost:

    - file an exchange offer registration statement under the Securities Act within 90 days after November 17, 1999, the original issue date of the old notes, and

    - use its reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act at the earliest possible time, but no later than 120 days following November 17, 1999.

    The summary in this prospectus of provisions of the exchange and registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the exchange and registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE NEW NOTES


    Based on no-action letters issued by the staff of the SEC to third parties, we believe that a holder of old notes, but not a holder who is an affiliate of NEXTLINK within the meaning of Rule 405 of the Securities Act, who exchanges old notes for new notes in the exchange offer, generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is an affiliate of NEXTLINK within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the new notes only if the holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new notes.


    Any holder of old notes using the exchange offer to participate in a distribution of new notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired old notes directly from NEXTLINK, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

    Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of new notes received in exchange for old notes. The letters of transmittal which accompany this prospectus state that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended from time to time, in connection with resales of new notes it receives in exchange for old notes in the exchange offer. NEXTLINK will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of 30 days after the expiration date of the exchange offer. For more information, see "Plan of Distribution."

    Each holder of the old notes who wishes to exchange old notes for new notes in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such old notes, whether or not the beneficial owner is the holder, in the letters of transmittal that:

    - the new notes to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business,

    - neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of NEXTLINK or any of its subsidiaries,

    - any person participating in the exchange offer with the intention or purpose of distributing new notes received in exchange for old notes, including a broker-dealer that acquired old notes directly from NEXTLINK, but not as a result of market-making activities or other trading activities cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the new notes acquired by such person,

    - if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the new notes received in exchange for old notes, and

    - if the holder is a broker-dealer that will receive new notes for the holder's own account in exchange for old notes, the old notes to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

SHELF REGISTRATION STATEMENT


    If applicable law or interpretations of the staff of the SEC are changed so that the new notes received by holders who make all of the above representations in the letters of transmittal are not or would not be, upon receipt, transferrable by each such holder without restriction under the Securities Act, we will, at our cost:


    - file a shelf registration statement covering resales of the old notes,


    - use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act at the earliest possible time, but no later than 120 days after November 17, 1999, and



    - use our reasonable best efforts to keep effective the shelf registration statement until the earlier of two years after November 17, 1999 or the time when all of the applicable old notes are no longer outstanding.


    We will, if and when we file the shelf registration statement, provide to each holder of the old notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the old notes. A holder that sells old notes pursuant to the shelf registration statement generally must be named as a selling security-holder in the related prospectus and must deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the exchange and registration rights agreement which are applicable to the holder, including certain indemnification obligations. In addition, each holder of old notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its old notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages described below.

INCREASE IN INTEREST RATE

    If we are required to file the shelf registration statement and

    (1) either

    - the shelf registration statement has not become effective or been declared effective on or before the 120th calendar day following November 17, 1999,

    or

    - the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective, except as specifically permitted in the exchange and registration rights agreement, without being succeeded promptly by an additional registration statement filed and declared effective, or

    (2) the shelf registration statement has not become effective or been declared effective on or before the 165th day after November 17, 1999, the interest rate borne by the old notes will be increased in accordance with the following table:


                                                                     INITIAL INCREASE
EVENT                                                                IN INTEREST RATE
-----                                                                ----------------
1.                      Shelf registration statement not declared    0.5% per annum following this 120-day
                        effective on or prior to 120th day           period, determined daily, on the principal
                        following November 17, 1999 or shelf         amount of the senior notes and prior to
                        registration statement ceases to be          December 1, 2004, on the Accreted Value of
                        effective                                    the senior discount notes, from the date of
                                                                     the event, until the date it is cured.

2.                      Shelf registration statement has not become  0.25% for each subsequent 90-day period effective or been declared effective on or
                        before the 165th day after November 17,
                        1999


    However, in no event will the interest rate borne by the outstanding notes be increased by an aggregate of more than 1.0%.


    The sole remedy available to the holders of the old notes will be the immediate assessment of cash interest on the old notes as described above. Any amounts of additional interest due as described above will be payable in cash on the same interest payments dates as the old notes.


TERMS OF THE EXCHANGE OFFER

    Upon the exchange offer registration statement being declared effective, NEXTLINK will offer the new notes in exchange for surrender of the old notes. NEXTLINK will keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the old notes.

    Upon the terms and subject to the conditions contained in this prospectus and in the letters of transmittal which accompany this prospectus, NEXTLINK will accept any and all old notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. NEXTLINK will issue an equal principal amount of new notes in exchange for the principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

    The form and terms of the new notes will be the same as the form and terms of the old notes except that:

    (1) the new notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer, and

    (2) the new notes will not contain certain terms providing for an increase in the interest rate on the old notes under specific circumstances which are described in the exchange and registration rights agreement.

The new notes will evidence the same debt as the old notes and will be entitled to the benefits of each of the indentures governing the old notes.

    In connection with the exchange offer, holders of old notes do not have any appraisal or dissenters' rights under law or either of the indentures governing the old notes. NEXTLINK intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission related to such offers.

    NEXTLINK shall be deemed to have accepted validly tendered old notes when, as and if NEXTLINK has given oral or written notice of acceptance to United States Trust Company, exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from NEXTLINK.

    If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events specified in this prospectus or if old notes are submitted for a greater principal amount than the holder desires to exchange, the certificates for the unaccepted old notes will be returned without expense to the tendering holder. If old notes were tendered by book-entry transfer in the exchange agent account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, these non-exchanged old notes will be credited to an account maintained with The Depositary Trust Company as promptly as practicable after the expiration date of the exchange offer.

    NEXTLINK will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. For more information, see "--Fees and Expenses." Holders who tender old notes in the exchange offer will therefore not need to pay brokerage commissions or fees or, subject to the instructions in the letters of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The expiration date of the exchange offer is 5:00 p.m., New York City time, on June 1, 2000, unless NEXTLINK, in its reasonable discretion, extends the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.


    In order to extend the exchange offer, NEXTLINK will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    NEXTLINK reserves the right, in its reasonable discretion:

    - to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if, in its reasonable judgement, any of the conditions described below under "--Conditions" shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

    - to amend the terms of the exchange offer in any manner.

    NEXTLINK will promptly announce any such event making a timely release to Dow Jones News Service and may or may not do so by other means as well.

PROCEDURES FOR TENDERING

    You may tender your own old notes in the exchange offer. To tender in the exchange offer, a holder must do the following:

    - complete, sign and date the applicable letter of transmittal, or a facsimile of such letter of transmittal,

    - have the signatures thereon guaranteed if required by the applicable letter of transmittal, and

    - except as discussed in "--Guaranteed Delivery Procedures," mail or otherwise deliver such letter of transmittal, or facsimile, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    The exchange agent must receive the old notes, a completed letter of transmittal and all other required documents at the address listed below under "--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date for the tender to be effective. You may deliver your old notes by using the book-entry transfer procedures described below, as long as the exchange agent receives confirmation of the book-entry transfer before the expiration date.

    The Depository Trust Company has authorized its participants that hold old notes on behalf of beneficial owners of old notes through The Depository Trust Company to tender their old notes as if they were holders. To effect a tender of old notes, The Depository Trust Company participants should either:

    (1) complete and sign the applicable letter of transmittal (or a manually signed facsimile of such letter), have the signature thereon guaranteed if required by the instructions to such letter of transmittal, and mail or deliver such letter of transmittal (or the manually signed facsimile) to the exchange agent according to the procedures described above in the first paragraph under the heading "--Procedures for Tendering" or

    (2) transmit their acceptance to The Depository Trust Company through its automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer as described in "Book Entry; Delivery and Form."

    By tendering, each holder will make the representations contained in the fourth paragraph above under the heading "--Resale of the New Notes." Each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. For more information, see "Plan Of Distribution."

    The tender by a holder and the acceptance of the tender by NEXTLINK will constitute the agreement between the holder and NEXTLINK set forth in this prospectus and in the applicable letter of transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE APPLICABLE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES OR BOOK-ENTRY CONFIRMATION SHOULD BE SENT TO NEXTLINK. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS ON THEIR BEHALF.

    Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. For more information, see "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the applicable letter of transmittal. If the beneficial owner wishes to tender on his own behalf, such owner must, prior to completing and executing the applicable letter of transmittal and delivering such beneficial owner's old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution (within the meaning of Rule 17A d-5 under the Exchange Act) unless the old notes are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal, or

    - for the account of an eligible guarantor institution.

    If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution.

    If a letter of transmittal is signed by a person other than the registered holder of any old notes listed in the applicable letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the old notes.

    If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless we waive it, evidence satisfactory to us of their authority to so act must be submitted with the applicable letter of transmittal.

    Promptly after the date of this prospectus, the exchange agent will establish a new account or utilize an existing account with respect to the old notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with that facility's procedures. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed or an agent's message with any required signature guarantee and all other required documents must be delivered to the exchange agent at its address listed below on or before the expiration date of the exchange offer, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

    The term "agent's message" means a message transmitted by The Depositary Trust Company to, and received by, the exchange agent, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the old notes stating:

    - the aggregate principal amount of old notes which have been tendered by such participant,

    - that such participant has received and agrees to be bound by the term of the applicable letter of transmittal, and

    - that NEXTLINK may enforce such agreement against the participant.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. NEXTLINK reserves the absolute right to reject any and all old notes not properly tendered or any old notes NEXTLINK's acceptance of which would, in the opinion of counsel for NEXTLINK, be unlawful. NEXTLINK also reserves the right to waive any defects, irregularities or conditions of tender as to particular old notes. NEXTLINK's interpretation of the terms and conditions of the exchange offer, including the instructions in the applicable letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a period of time that NEXTLINK shall determine.

    Neither NEXTLINK, the exchange agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of old notes. Tenders of old notes will not be deemed to have been made until such defects or irregularities mentioned above have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the applicable letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

    A holder who wishes to tender its old notes and:

    - whose old notes are not immediately available,

    - who cannot deliver the holder's old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or

    - who cannot complete the procedures for book-entry transfer, before the expiration date,

may effect a tender if:

    - the tender is made through an eligible guarantor institution,

    - before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery, the name and address of the holder, the certificate number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimiles thereof) together with the certificate(s) representing the old notes (or a confirmation of book-entry transfer of the old notes into the exchange agent's account at the book-entry transfer facility), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

    - the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of such old notes into the exchange agent's account at the book-entry transfer facility, and all other documents required by the applicable letter of transmittal.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    To withdraw a tender of old notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth below prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

    - specify the name of the person having deposited the old notes to be withdrawn,

    - identify the old notes to be withdrawn including the certificate number(s) and principal amount of such old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited and otherwise comply with the procedures of the transfer agent,

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indentures governing the old notes register the transfer of the old notes into the name of the person withdrawing the tender, and

    - specify the name in which any such old notes are to be registered, if different from that of the person who deposited the notes.

    If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, before the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution.

    All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by NEXTLINK, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued, unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder of the notes without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following the procedures described above under "--Procedures for Tendering" at any time before the expiration date.

CONDITIONS

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

    (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

    (2) any change, or any development involving a prospective change, in the business or financial affairs of NEXTLINK or any of its subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

    (3) any law, statute, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

    (4) any governmental approval has not been obtained, which approval we, in our reasonable discretion, shall deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

    The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. Our failure at any time to exercise any of these rights shall not be deemed a waiver of such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

    (1) refuse to accept any old notes and return all tendered old notes to the tendering holders,

    (2) extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes (See "--Withdrawal of Tenders" above) or

    (3) waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT


    United States Trust Company or one of its affiliates have been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the applicable letter of transmittal should be directed to United States Trust Company addressed as follows:



                         For Information by Telephone:
                                 (800) 548-6565
                     By Hand or Overnight Delivery Service:
                          United States Trust Company
                              114 West 47th Street
                            New York, New York 10036
                          Attention: Customer Service,
                             Reorganization Section
                           By Facsimile Transmission:
                               (212) 780-0592 or
                                 (212) 420-6211
                            (Telephone Confirmation)
                                 (800) 548-6565



    United States Trust Company or one of its affiliates also act as trustee under each of the indentures governing the notes.


FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

    We will pay cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of United States Trust Company as exchange agent and as trustee under each of the indentures governing the notes, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The new notes will be recorded at the same carrying value as the old notes in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by NEXTLINK. The expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes will be amortized over the term of the notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of old notes who are eligible to participate in the exchange offer but who do not tender their old notes will not have any further registration rights, and their old notes will continue to be subject to restrictions on transfer. Accordingly, such old notes may be resold only:

    - to NEXTLINK, upon redemption of these notes or otherwise,

    - so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

    - in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

    - outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

    - under an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

REGULATORY APPROVALS

    We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

OTHER

    Participation in the exchange offer is voluntary and holders of old notes should carefully consider whether to accept the terms and conditions of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

                            DESCRIPTION OF THE NOTES


    The new senior notes, like the old senior notes, and the new senior discount notes, like the old senior discount notes, will be issued under two separate indentures, dated as of November 17, 1999, between NEXTLINK and United States Trust Company or one of its affiliates, as trustee. The new notes are the same as the old notes except that the new notes:


       - will not bear legends restricting their transfer, and

       - will not contain certain terms providing for an increase in the interest rate under the circumstances described in the exchange and registration rights agreement.

    Since many provisions of the indentures are identical, they are described together below, but the provisions of each indenture apply only to the notes outstanding thereunder. The indentures contain the full legal text of the matters described in this section. A copy of each of the indentures has been filed with the SEC as part of our Registration Statement. See "Where You Can Find More Information" on page ii for information on how to obtain copies.

    Because this section is a summary, it does not describe every aspect of the notes. This summary is subject to and qualified in its entirety by reference to all the provisions of each of the indentures, including definitions of some terms used in each of the indentures. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in each of the indentures. We describe the meaning for only the more important terms, under "--Definitions." We also include references in parentheses to certain sections of each of the indentures.

    Whenever we refer to particular sections or defined terms of the indentures in this prospectus, these sections or defined terms are incorporated by reference into this prospectus.

    In this description of notes, the term "NEXTLINK" refers to NEXTLINK Communications, Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

BRIEF DESCRIPTION OF THE NOTES

    THESE SENIOR NOTES:

       - will be senior obligations of NEXTLINK;

       - will be limited to $400,000,000 aggregate principal amount;

       - will mature on December 1, 2009; and

       - will bear interest at the rate of 10 1/2% per annum to be paid semi-annually on June 1 and December 1 of each year, commencing
         June 1, 2000, to the registered holder at the close of business on the preceding May 15 or November 15, as the case may be.

    THESE SENIOR DISCOUNT NOTES:

       - will be senior obligations of NEXTLINK;

       - will be issued at a discount from their aggregate principal amount at stated maturity to generate gross proceeds of approximately $251,419,350;

       - will mature on December 1, 2009;

       - will not accrue cash interest prior to December 1, 2004;

       - will accrete at a rate of 12 1/8% per annum, compounded semi-annually to an aggregate principal amount of $455,000,000 as of December 1, 2004; and


       - beginning on December 1, 2004 will bear cash interest at the rate of 12 1/8% per annum to be paid semi-annually on June 1 and December 1 of each year, commencing June 1, 2005, to the registered holder at the close of business on the preceding May 15 or November 15, as the case may be.

    In a NEXTLINK bankruptcy, holders of senior discount notes would have a claim measured by their notes' accreted value, not their principal amount.

    Interest on the senior and senior discount notes will be computed on the basis of a 360 day year of twelve 30-day months. (SectionSection 301, 307 and
310)

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    NEXTLINK will pay interest, principal and any other money due on the senior and senior discount notes at the corporate trust office of the trustee in New York City. That office is currently located at 114 West 47th Street, New York, New York 10036. You must make arrangements to have your payments picked up at or wired from that office. NEXTLINK may also choose to pay interest by mailing checks. (SectionSection 301, 305 and 1002)

    The senior and senior discount notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. (Section 302) You will not be required to pay a service charge to transfer or exchange notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. (Section 305)

RANKING

    The notes:

       - will be senior obligations of NEXTLINK;


       - will rank equally in right of payment with each other and all existing and future senior obligations of NEXTLINK, including our 9% Notes due 2005, 9 5/8% Senior Notes due 2007 9.45% Senior Discount Notes due 2008, 10 3/4% Senior Notes due 2008, 10 3/4% Notes due 2009 and 12 1/4%
         Senior Discount Notes due 2009; and


       - will rank senior in right of payment to all future subordinated obligations of NEXTLINK.

    Holders of secured obligations of NEXTLINK will, however, have claims that are prior to the claims of the holders of the senior and senior discount notes with respect to the assets securing those other obligations.

    NEXTLINK's principal operations are conducted through its Subsidiaries, and NEXTLINK is therefore dependent upon the cash flow of its Subsidiaries to meet its obligations. NEXTLINK's Subsidiaries will have no obligation to guarantee or otherwise pay amounts due under the senior and senior discount notes. Therefore, the senior and senior discount notes will be effectively subordinated to all indebtedness and other liabilities and commitments, including trade payables, of NEXTLINK's Subsidiaries. Any right of NEXTLINK to receive assets of any Subsidiary upon any liquidation or reorganization of that Subsidiary (and the consequent right of holders of the senior and senior discount notes to participate in those assets) will be effectively subordinated to the claims of the Subsidiary's creditors, except to the extent that NEXTLINK itself is recognized as a creditor of the Subsidiary.


    As of December 31, 1999:



       - the total amount of outstanding consolidated liabilities of NEXTLINK and its Subsidiaries, including trade payables, was approximately $3,997.9 million, of which $12.2 million were secured obligations; and



       - the total amount of outstanding liabilities of NEXTLINK's Subsidiaries, including trade payables, was $193,368.9 million, of which $3.3 million were secured obligations.



    In February 2000, we entered into a $1,000.0 million of senior secured credit facility, which is secured by liens on the assets purchased with the proceeds thereof and $125 million of other assets, as well as a pledge of the shares of NEXTLINK's direct subsidiaries.



    For more information, see "Summary Historical Consolidated Financial and Operating Data."


OPTIONAL REDEMPTION

    SENIOR NOTES

    NEXTLINK may opt to redeem the senior notes, in whole or in part, at any time on or after December 1, 2004, at the redemption prices set forth below, plus accrued and unpaid interest to but excluding the redemption date. If NEXTLINK chooses this optional redemption, it is required to mail a notice of the redemption not less than 30 and not more than 60 days prior to the date of redemption to each holder of senior notes to be redeemed at the holder's address as it appears in the note register.

    The following table states the applicable redemption prices:

YEAR BEGINNING DECEMBER 1,                                    REDEMPTION PRICE
--------------------------                                    ----------------
2004........................................................      105.250%
2005........................................................      103.500%
2006........................................................      101.750%
2007 and thereafter.........................................      100.000%

    The prices are expressed as percentages of the principal amount. NEXTLINK may only redeem the senior notes in amounts of $1,000 principal amount or an integral multiple of $1,000. (SectionSection 203, 1101, 1105 and 1107)

    In addition, if on or before December 1, 2002, NEXTLINK receives net proceeds from a sale of its Common Equity, NEXTLINK may opt to use all or a portion of any such net proceeds to redeem senior notes in a principal amount of up to 33 1/3% of the original principal amount of the senior notes at a redemption price of 110.5% of their principal amount plus accrued and unpaid interest to but excluding the redemption date so long as:

       - at least 66 2/3% of the principal amount of the senior notes remains outstanding after the redemption; and

       - the redemption occurs on a redemption date within 90 days of the sale of its Common Equity and NEXTLINK mails not less than 30 and not more than 60 days prior to the date of redemption a notice to each holder of senior notes to be redeemed.

    If less than all of the senior notes are to be redeemed, the trustee shall select the particular notes to be redeemed or any portion thereof that is an integral multiple of $1,000. The trustee shall make this selection on a pro rata basis, by lot or by such other method as it shall deem fair and appropriate.

    SENIOR DISCOUNT NOTES

    NEXTLINK may opt to redeem the senior discount notes, in whole or in part, at any time on or after December 1, 2004 at the redemption prices set forth below, plus accrued and unpaid interest to but excluding the redemption date. If NEXTLINK chooses this optional redemption, it is required to mail a notice of the redemption not less than 30 and not more than 60 days prior to the date of the redemption to each holder of senior discount notes to be redeemed at the holder's address as it appears in the note register.

    The following table states the applicable redemption prices:

YEAR BEGINNING DECEMBER 1,                                    REDEMPTION PRICE
--------------------------                                    ----------------
2004........................................................      106.063%
2005........................................................      104.042%
2006........................................................      102.021%
2007 and thereafter.........................................      100.000%

    The prices are expressed as percentages of the principal amount. NEXTLINK may only redeem the senior discount notes in amounts of $1,000 principal amount or an integral multiple of $1,000. (SectionSection 203, 1101, 1105 and 1107)

    In addition, if on or before December 1, 2002, NEXTLINK receives net proceeds from a sale of its Common Equity, NEXTLINK may opt to use all or a portion of any such net proceeds to redeem senior discount notes in a principal amount of up to 33 1/3% of the Accreted Value of the senior discount notes at a redemption price of 112.125% of the Accreted Value of the senior discount notes plus accrued and unpaid interest to but excluding the redemption date so long as:

       - at least 66 2/3% of the Accreted Value at the date of redemption of the senior discount notes remains outstanding after the redemption; and

       - the redemption occurs on a redemption date within 90 days of the sale of its Common Equity and NEXTLINK mails not less than 30 and not more than 60 days prior to the date of redemption a notice to each holder of senior discount notes to be redeemed.

    If less than all of the senior discount notes are to be redeemed, the trustee shall select the particular notes to be redeemed or any portion thereof that is an integral multiple of $1,000. The trustee shall make this selection on a pro rata basis, by lot or by such other method as it shall deem fair and appropriate.

MANDATORY REDEMPTION; SINKING FUND

    Except as described under "--Covenants--Limitation on Asset Dispositions" and "--Covenants--Change of Control" below, NEXTLINK is not required to purchase or make mandatory redemption payments or sinking fund payments with respect to the senior or senior discount notes.

COVENANTS

    In each of the indentures, NEXTLINK has agreed to certain restrictions that limit its and its Restricted Subsidiaries' ability to:

        (1)  Incur additional Debt;

        (2)  issue Preferred Stock;

        (3) pay dividends, acquire shares of Capital Stock of NEXTLINK, make Investments or redeem Debt of NEXTLINK which is subordinate in right of payment to the senior or senior discount notes;

        (4) restrict the ability of any Restricted Subsidiary to pay dividends, to make loans or advances to NEXTLINK or any other Restricted Subsidiary or to transfer any of its property or assets to NEXTLINK or any other Restricted Subsidiary;

        (5)  create liens;

        (6)  engage in sale and leaseback transactions;

        (7)  make Asset Dispositions;

        (8)  issue or sell shares of Capital Stock of Restricted Subsidiaries;
    and

        (9)  enter into transactions with Affiliates and Related Persons.


    In addition, if a Change of Control occurs, each holder of notes will have the right to require NEXTLINK to repurchase all or part of such holder's notes at a price equal to: (1) in the case of senior notes, 101% of their principal amount plus accrued and unpaid interest to the date of purchase or (2) in the case of senior discount notes, 101% of their Accreted Value (if the Offer to Purchase is made on or prior to December 1, 2004) or 101% of their principal amount plus accrued and unpaid interest to the date of purchase (if such Offer to Purchase is consummated thereafter). The above limitations are "restrictive covenants", which are promises that we make to you about how we will run our business, or business actions that we promise not to take. A more detailed description of the restrictive covenants and the exceptions to them follows below.


    LIMITATION ON CONSOLIDATED DEBT

    NEXTLINK may not, and may not permit any Restricted Subsidiary to, Incur any Debt unless either:

        (1)  the ratio of:

           (a) the aggregate consolidated principal amount of Debt of NEXTLINK outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof to

           (b) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if

                (x) any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

                (y) the net income (or loss) for such period of any Person or related to any assets disposed of by NEXTLINK or a Restricted Subsidiary prior to the end of such period had been excluded from Consolidated Net Income; and

                (z) the net income (or loss) for such period of any Person or related to any assets acquired by NEXTLINK or any Restricted Subsidiary prior to the end of such period had been included in Consolidated Net Income;


       would be less than 5.0 to 1; or


        (2) NEXTLINK's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt, any issuance of capital stock (other than Disqualified Stock) since such balance sheet date, any increase in paid-in-capital (other than in respect of Disqualified Stock) since such balance sheet date and the Incurrence of any other Debt since such balance sheet date and the receipt and application of the proceeds thereof, is less than 2.0 to 1.

    Notwithstanding the foregoing limitation, NEXTLINK and any Restricted Subsidiary may Incur the following:

        (1) Debt under any one or more Bank Credit Agreements or Vendor Financing Facilities in an aggregate principal amount at any one time not to exceed the greater of:

           (a)  $250 million and

           (b) 85% of the Eligible Receivables, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Bank Credit Agreements and Vendor Financing Facilities of NEXTLINK and its Restricted Subsidiaries, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of any Bank Credit Agreement so refinanced plus the amount of expenses incurred in connection with such refinancing, does not exceed the aggregate principal amount outstanding or available under all such Bank Credit Agreements and Vendor Financing Facilities of NEXTLINK and its Restricted Subsidiaries immediately prior to such renewal, extension, refinancing or refunding;

        (2) Purchase Money Debt Incurred to finance the construction, acquisition or improvement of Telecommunications Assets, provided that the net proceeds of such Purchase Money Debt do not exceed 100% of the cost of construction, acquisition or improvement price of the applicable Telecommunications Assets;

        (3) Debt owed by NEXTLINK to any Restricted Subsidiary of NEXTLINK or Debt owed by a Restricted Subsidiary to NEXTLINK or a Restricted Subsidiary of NEXTLINK; provided, however, that upon either

           (a) the transfer or other disposition by such Restricted Subsidiary or NEXTLINK of any Debt so permitted to a Person other than NEXTLINK or another Restricted Subsidiary of NEXTLINK; or

           (b) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary, as a result of which the obligor of such Debt ceases to be a Restricted Subsidiary, the provisions of this clause (3) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

        (4) Debt Incurred to renew, extend, refinance or refund (each, a "refinancing") Debt outstanding at the date of the indentures or incurred pursuant to the preceding paragraph or clause (2) of this paragraph or the senior or senior discount notes in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by NEXTLINK as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of NEXTLINK incurred in connection with such refinancing; provided, however, that Debt the proceeds of which are used to refinance the senior or senior discount notes or Debt which is PARI PASSU to the senior or senior discount notes or debt which is subordinate in right of payment to the senior or senior discount notes shall only be permitted if:

           (a) in the case of any refinancing of the senior or senior discount notes or Debt which is PARI PASSU to the senior or senior discount notes, the refinancing Debt is made PARI PASSU to the senior or senior discount notes or subordinated to the senior or senior discount notes, and, in the case of any refinancing of Debt which is subordinated to the senior or senior discount notes, the refinancing Debt constitutes Subordinated Debt; and

           (b) in either case, the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued,

                (x) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by NEXTLINK (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced; and

                (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by NEXTLINK) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by NEXTLINK) which is conditioned upon a change substantially similar to those described under "--Change of Control" or which is pursuant to provisions substantially similar to those described under "--Limitation on Asset Dispositions";

        (5) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

        (6)  Debt outstanding under the senior or senior discount notes;

        (7)  Subordinated Debt invested by:

           (a) a group of employees of NEXTLINK, which includes the Chief Executive Officer of NEXTLINK, who own, directly or indirectly, through an employee stock ownership plan or arrangement, shares of NEXTLINK's Capital Stock or

           (b)  any other Person that controls NEXTLINK:

                (x)  on the Issue Date or

                (y) after a Change of Control, provided that NEXTLINK is not in default with respect to its obligations described under "--Change of Control" below;

        (8) Debt consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of NEXTLINK or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; and

        (9)  Debt not otherwise permitted to be Incurred pursuant to clauses
    (1) through (8) above, which, together with any other outstanding Debt Incurred pursuant to this clause (9), has an aggregate principal amount or, in the case of Debt issued at a discount, an accreted amount (determined in accordance with generally accepted accounting principles) at the time of Incurrence not in excess of $10 million at any time outstanding.

    For purposes of determining compliance with this "Limitation on Consolidated Debt" covenant, if an item of Debt meets the criteria of more than one of the types of Debt NEXTLINK is permitted to incur pursuant to the foregoing clauses
(1) through (9) or the first unnumbered paragraph of this "Limitation on Consolidated Debt," NEXTLINK shall have the right, in its sole discretion, to classify such item of Debt and shall only be required to include the amount and type of such Debt under the clause or paragraph permitting the Debt as so classified. The determination of any particular amount of Debt under such covenant shall be made without duplication for Guarantees or Liens supporting Debt otherwise included in the determination of a particular amount. (Section
1007)

    LIMITATION ON DEBT AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

    NEXTLINK may not permit any Restricted Subsidiary (other than a Restricted Subsidiary that has fully and unconditionally Guaranteed the notes on an unsubordinated basis) to Incur or suffer to exist any Debt or issue any Preferred Stock except:

        (1) Debt or Preferred Stock outstanding on the date of the indentures after giving effect to the application of the proceeds of the senior or senior discount notes;

        (2) Debt Incurred or Preferred Stock issued to and held by NEXTLINK or a Restricted Subsidiary of NEXTLINK (provided that such Debt or Preferred Stock is at all times held by NEXTLINK or a Restricted Subsidiary of NEXTLINK);

        (3) Debt Incurred or Preferred Stock issued by a Person prior to the time:

           (a)  such Person became a Restricted Subsidiary of NEXTLINK,

           (b) such Person merges into or consolidates with a Restricted Subsidiary of NEXTLINK or

           (c) another Restricted Subsidiary of NEXTLINK merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of NEXTLINK), which Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

        (4) Debt consisting of Permitted Interest Rate and Currency Protection Agreements;

        (5)  Debt or Preferred Stock of a Joint Venture;

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
        (6) Debt under any one or more Bank Credit Agreements or Vendor Financing Facilities (and renewals, extensions, refinancings or refundings thereof) which is permitted to be outstanding under clause (1) of "--Limitation on Consolidated Debt";

        (7) Debt consisting of Guarantees of the senior or senior discount notes;

        (8) Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (1), (3) and (9) hereof (or any extension or renewal thereof) (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Debt, or with an aggregate liquidation preference, in the case of Preferred Stock, not to exceed the aggregate principal amount of the Debt so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock so refinanced or the amount of any premium reasonably determined by NEXTLINK as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of NEXTLINK and the Restricted Subsidiary incurred in connection therewith and provided the Debt or Preferred Stock incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Debt or Preferred Stock is Incurred or issued,

           (a) does not provide for payments of principal or liquidation value at the stated maturity of such Debt or Preferred Stock or by way of a sinking fund applicable to such Debt or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Debt or Preferred Stock by NEXTLINK or any Restricted Subsidiary of NEXTLINK (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Debt or Preferred Stock being refinanced and

           (b) does not permit redemption or other retirement (including pursuant to an offer to purchase made by NEXTLINK or a Restricted Subsidiary) of such Debt or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Debt or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Debt or Preferred Stock (including pursuant to an offer to purchase made by NEXTLINK or a Restricted Subsidiary) which is conditioned upon the change of control of NEXTLINK pursuant to provisions substantially similar to those described under "--Change of Control" or which is pursuant to provisions substantially similar to those described under "--Limitation on Asset Dispositions," and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary;

        (9) Purchase Money Debt Incurred to finance the construction, acquisition or improvement of Telecommunications Assets, provided that the net proceeds of such Purchase Money Debt do not exceed 100% of the cost of construction, acquisition or improvement price of the applicable Telecommunications Assets;

        (10) Debt consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of NEXTLINK or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; and

        (11)  Debt not otherwise permitted to be incurred pursuant to clauses
    (1) through (10) above, which, together with any other outstanding Debt incurred pursuant to this clause (11), has an aggregate principal amount (or, in the case of Debt issued at a discount, an accreted amount (determined in accordance with generally accepted accounting principles) at the time of Incurrence) not in excess of $10 million at any time outstanding. (Section 1008)

    For purposes of determining compliance with this "Limitation on Debt and Preferred Stock of Restricted Subsidiaries" covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt a Restricted Subsidiary is permitted to incur pursuant to the foregoing clauses (1) through
(11), NEXTLINK shall have the right, in its sole discretion, to classify such item of Debt and shall be only required to include the amount and type of such Debt under the clause permitting the Debt as so classified. The determination of any particular amount of Debt under such covenant shall be made without duplication for Guarantees or Liens supporting Debt or otherwise included in the determination of a particular amount. (Section 1008)

    LIMITATION ON RESTRICTED PAYMENTS

    NEXTLINK may not:

        (1) directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof (in their capacity as such), excluding any dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock);

        (2) permit any Restricted Subsidiary to purchase, redeem, or otherwise retire or acquire for value:

           (a)  any Capital Stock of NEXTLINK or any Related Person of NEXTLINK;
       or

           (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of NEXTLINK or any Related Person of NEXTLINK or any securities convertible or exchangeable into shares of Capital Stock of NEXTLINK or any Related Person of NEXTLINK;

        (3) make, or permit any Restricted Subsidiary to make, any Investment in, or payment on a Guarantee of any obligation of, any Person, other than NEXTLINK or a Restricted Subsidiary of NEXTLINK, except for Permitted Investments; and

        (4) permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Debt of NEXTLINK which is subordinate in right of payment to the Notes (each of clauses (1) through (4) being a "Restricted Payment")

           if:

           (a) a Default or an Event of Default shall have occurred and is continuing; or

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
           (b) upon giving effect to such Restricted Payment, NEXTLINK could not Incur at least $1.00 of additional Debt pursuant to the terms of the indentures described in the first paragraph of "--Limitation on Consolidated Indebtedness" above; or

           (c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from April 25, 1996 exceeds the sum of:

                (A) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) since the end of the last full fiscal quarter prior to April 25, 1996 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment; plus

                (B)  $5 million; plus

                (C) 100% of the net reduction in Investments in any Unrestricted Subsidiary since the end of the last full fiscal quarter prior to April 25, 1996 resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to NEXTLINK or any Restricted Subsidiary of NEXTLINK from such Unrestricted Subsidiary (except to the extent that any such payment is included in the calculation of Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries; PROVIDED that the amount included in this clause (C) shall not exceed the amount of Investments previously made by NEXTLINK and its Restricted Subsidiaries in such Unrestricted Subsidiary;

    PROVIDED, FURTHER, that NEXTLINK or a Restricted Subsidiary of NEXTLINK may make any Restricted Payment with the aggregate net proceeds received after April 25, 1996, including the fair value of property other than cash (determined in good faith by the Board of Directors of NEXTLINK, as conclusively evidenced by a Board Resolution filed with the trustee), as capital contributions to NEXTLINK or from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of NEXTLINK and warrants, rights or options on Capital Stock (other than Disqualified Stock) of NEXTLINK and the principal amount of Debt of NEXTLINK that has been converted into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of NEXTLINK after April 25, 1996.

    Notwithstanding the foregoing:

           (1) NEXTLINK may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, NEXTLINK could have paid such dividend in accordance with the foregoing provisions;

           (2) NEXTLINK may repurchase any shares of its Common Equity or options to acquire its Common Equity from Persons who were formerly officers or employees of NEXTLINK, PROVIDED that the aggregate amount of all such repurchases made pursuant to this clause (2) shall not exceed
       $2 million, plus the aggregate cash proceeds received by NEXTLINK since April 25, 1996 from issuances of its Common Equity or options to acquire its Common Equity to members, officers, managers, directors and employees of NEXTLINK or any of its Subsidiaries;

           (3) NEXTLINK and its Restricted Subsidiaries may refinance any Debt otherwise permitted by clause (4) of the second paragraph under "--Limitation on Consolidated Indebtedness" above; and

           (4) NEXTLINK and its Restricted Subsidiaries may retire or repurchase any Capital Stock or Subordinated Debt of NEXTLINK in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of NEXTLINK) of, Capital Stock (other than Disqualified Stock) of NEXTLINK. If NEXTLINK makes a Restricted Payment which, at the time it is made, would in the good faith determination of NEXTLINK be permitted under the indentures, such Restricted Payment shall be deemed to have been made in compliance with the indentures notwithstanding any subsequent adjustments in good faith to NEXTLINK financial statements affecting Consolidated Net Income for any period.

    In determining the aggregate amount expended or available for Restricted Payments in accordance with clause (c) of the first paragraph above,

        (1) no amounts expended under clauses (3) or (4) of the immediately preceding paragraph shall be included,

        (2) 100% of the amounts expended under clauses (1) and (2) of the immediately preceding paragraph shall be included, and

        (3) no amount shall be credited in respect of issuances of Capital Stock in transactions under clause (4) of the immediately preceding paragraph. (Section 1009)

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES

    NEXTLINK may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of NEXTLINK:

        (1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by NEXTLINK or any other Restricted Subsidiary or pay any Debt or other obligation owed to NEXTLINK or any other Restricted Subsidiary;

        (2) to make loans or advances to NEXTLINK or any other Restricted Subsidiary; or

        (3) to transfer any of its property or assets to NEXTLINK or any other Restricted Subsidiary.

    Notwithstanding the foregoing, NEXTLINK may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

           (a)  pursuant to any agreement in effect on the Issue Date;

           (b) pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries;

           (c) pursuant to any one or more Bank Credit Agreements or Vendor Financing Facilities (and renewals, extensions, refinancings or refundings thereof) which is permitted to be outstanding under clause (1) or (2) of "Limitation on Consolidated Debt" or clause (6) or
       (9) of "Limitation on Debt and Preferred Stock of Restricted Subsidiaries", PROVIDED that such restriction is consistent with, and not materially more restrictive (as conclusively determined in good faith by the Chief Financial Officer of NEXTLINK), taken as a whole, than, comparable provisions included in similar agreements or facilities extended to comparable credits engaged in the Telecommunications Business and provided further that, in the case of any such Bank Credit Agreement or Vendor Financing Facility entered into by a Restricted Subsidiary under clause (2) of "Limitation on Consolidated Debt" or clause (9) of "Limitation on Debt and Preferred Stock of Restricted Subsidiaries", such encumbrances or restrictions do not prohibit dividends, distributions, loans or advances by such Restricted Subsidiary to the Company or another Restricted Subsidiary to the extent that the failure to make such distribution, loan or advance would result in the Company defaulting in the payment of principal or interest on its Debt;

           (d) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) above or (e) below, PROVIDED, HOWEVER, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are not materially more restrictive (as conclusively determined in good faith by the Chief Financial Officer of NEXTLINK), taken as a whole, than the provisions contained in the agreement the subject thereof;

           (e) in the case of clause (3) above, restrictions contained in any security agreement (including a Capital Lease Obligation) securing Debt of NEXTLINK or a Restricted Subsidiary otherwise permitted under the indentures, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

           (f) in the case of clause (3) above, customary nonassignment provisions entered into in the ordinary course of business in leases and other agreements;

           (g) any restriction with respect to a Restricted Subsidiary of NEXTLINK imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, PROVIDED that consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is not consummated and that such consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into;

           (h)  pursuant to applicable law or regulations;

           (i) pursuant to the indentures and the senior and senior discount notes; or

           (j) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property. (Section 1010)

    LIMITATION ON LIENS

    NEXTLINK may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the senior and senior discount notes:

        (1) equally and ratably with (or prior to) such Debt as to such property for so long as such Debt will be so secured or

        (2) in the event such Debt is Debt of NEXTLINK which is subordinate in right of payment to the senior and senior discount notes, prior to such Debt as to such property for so long as such Debt will be so secured.

    The foregoing restrictions shall not apply to:

        (1) Liens existing on the Issue Date and securing Debt outstanding on the Issue Date or securing the senior or senior discount notes or Liens securing Debt incurred pursuant to any Bank Credit Agreement or Vendor Financing Facility (whether or not such Bank Credit Agreement or Vendor Financing Facility was outstanding on the Issue Date);

        (2) Liens securing Debt in an amount which, together with the aggregate amount of Debt then outstanding or available under the Bank Credit Agreement and the Vendor Financing Facility (or under refinancings or amendments of such agreements), does not exceed 1.5 times NEXTLINK's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which consolidated financial statements are available, determined on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

        (3) Liens in favor of NEXTLINK or any Wholly Owned Restricted Subsidiary of NEXTLINK;

        (4) Liens on real or personal property of NEXTLINK or a Restricted Subsidiary of NEXTLINK acquired, constructed or constituting improvements made after the Issue Date to secure Purchase Money Debt which is Incurred for the construction, acquisition and improvement of Telecommunications Assets and is otherwise permitted under the indentures, provided, however, that:

           (a) the net proceeds of any Debt secured by such a Lien does not exceed 100% of such purchase price or cost of construction or improvement of the property subject to such Lien;

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
           (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such property; and

           (c) such Lien does not extend to or cover any property other than the property (or identifiable portions thereof) acquired, constructed or constituting improvements made with the proceeds of such Purchase Money Debt (it being understood and agreed that all Debt owed to any single lender or group of lenders or outstanding under any single credit facility shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

        (5)  Liens to secure Acquired Debt, provided, however, that:

           (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and

           (b)  such Lien does not extend to or cover any other asset;

        (6) Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses
    (1), (2), (4) and (5) so long as such Lien does not extend to any other property and the principal amount of Debt so secured is not increased except as otherwise permitted under clause (4) of "--Limitation on Consolidated Debt";

        (7) Liens securing Debt not otherwise permitted by the foregoing clauses (1) through (4) in an amount not to exceed 5% of NEXTLINK's Consolidated Tangible Assets determined as of the most recent available quarterly or annual balance sheet; and

        (8)  Permitted Liens. (Section 1011)

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

    NEXTLINK may not, and may not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

        (1) NEXTLINK or such Restricted Subsidiary would be entitled to incur a Lien to secure Debt by reason of the provisions described under "--Limitation on Liens" above, equal in amount to the Attributable Value of the Sale and Leaseback Transaction without equally and ratably securing the senior and senior discount notes; or

        (2) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the indentures described under "--Limitation on Asset Dispositions" (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction in the same manner as consideration received in respect of an Asset Disposition for purposes of such covenant. (Section 1012)

    LIMITATION ON ASSET DISPOSITIONS

    NEXTLINK may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions occurring within any 12 month period unless:

        (1) NEXTLINK or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors of NEXTLINK in good faith and evidenced by a Board Resolution filed with the Trustee, which determination shall be conclusive;

        (2)  at least 75% of the consideration for such disposition consists of:

           (a) cash or readily marketable cash equivalents or the assumption of Debt or other obligations of NEXTLINK (other than Debt that is subordinated to the senior and senior discount notes) or of the Restricted Subsidiary and release from all liability on the Debt or other obligations assumed;

           (b)  Telecommunications Assets; or

           (c) shares of publicly traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; and

        (3) all Net Available Proceeds, less any amounts invested in Telecommunications Assets (within 180 days prior to and 360 days following such disposition), are applied within 360 days of such disposition:

           (a) first, to the permanent repayment or reduction of Debt then outstanding under any Bank Credit Agreement or Vendor Financing Facility, to the extent such agreements would require such application or prohibit payments pursuant to clause (b) following,

           (b) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding senior notes at 100% of their principal amount, plus accrued interest to the date of purchase, and outstanding senior discount notes at 100% of their Accreted Value (if such Offer to Purchase is made on or before December 1, 2004) or 100% of their principal amount plus accrued interest to the date of purchase (if such offer to Purchase is made thereafter) and, to the extent required by the terms thereof, any other Debt of NEXTLINK that is PARI PASSU with the notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase (or 100% of the Accreted Value thereof in the case of Debt issued at an original issue discount) and

           (c) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of NEXTLINK or Debt of a Restricted Subsidiary of NEXTLINK, to the extent permitted under the terms thereof. To the extent any Net Available Proceeds remain after such uses, NEXTLINK and its Restricted Subsidiaries may use such amounts for any purposes not prohibited by the indentures. (Section 1013)

    Notwithstanding the foregoing, these provisions shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially

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
all of NEXTLINK's properties or assets as described under "--Mergers, Consolidations and Certain Sales of Assets."

    LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED
     SUBSIDIARIES

    NEXTLINK may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary of NEXTLINK or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary of NEXTLINK to any person other than NEXTLINK or a Wholly Owned Restricted Subsidiary of NEXTLINK except:

        (1) in a transaction that complies with the provisions described under "--Limitation on Asset Dispositions" above;

        (2) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares;

        (3) in a transaction in which, or in connection with which, NEXTLINK or a Restricted Subsidiary acquires at the same time sufficient Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership interest it had prior to such transaction;

        (4) constituting the issuance of Preferred Stock permitted by the provisions described under "--Limitation on Debt and Preferred Stock of Restricted Subsidiaries" above; and

        (5) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to redeem, refinance, replace or refund shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted, redeemed, refinanced, replaced or refunded. (Section
    1014)

    TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

    NEXTLINK may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of NEXTLINK (other than NEXTLINK or a Wholly Owned Restricted Subsidiary of NEXTLINK), including any Investment, but excluding transactions pursuant to employee compensation arrangements approved by the Board of Directors of NEXTLINK, either directly or indirectly, unless such transaction is on terms no less favorable to NEXTLINK or such Restricted Subsidiary than those that could reasonably be obtained in a comparable arm's length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of NEXTLINK or such Restricted Subsidiary. For any transaction that involves in excess of $1 million but less than or equal to $15 million, the Chief Executive Officer of NEXTLINK shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the trustee. For any transaction that involves in excess of $15 million, NEXTLINK shall also either (1) obtain the approval of the transaction from the Board of Directors including a majority of the disinterested members of the Board of Directors or (2) obtain an opinion from a nationally recognized investment bank or other expert with experience in appraising the terms and conditions, taken as a whole, of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms and conditions, taken as a whole, no less favorable to NEXTLINK or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate or Related Person of NEXTLINK, which opinion shall be filed with the Trustee. This covenant shall not apply to Investments by an Affiliate or a Related Person of NEXTLINK in the Capital Stock (other than Disqualified Stock) of NEXTLINK or any Restricted Subsidiary of NEXTLINK. (Section 1015)

    CHANGE OF CONTROL

    Within 30 days of the occurrence of a Change of Control, NEXTLINK will be required to make an Offer to Purchase all outstanding senior notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest to the date of purchase, or, in the case of senior discount notes, 101% of their Accreted Value (if the Offer to Purchase is made on or before December 1, 2004), or 101% of their principal amount plus accrued and unpaid interest to the date of purchase (if the Offer to Purchase the senior discount notes is consummated after December 1, 2004).

    A "Change of Control" will be deemed to have occurred at such time as either:

        (1) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto (other than Eagle River, Mr. Craig O. McCaw and their respective Affiliates or an underwriter engaged in a firm commitment underwriting on behalf of NEXTLINK), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of NEXTLINK; or

        (2) neither Mr. Craig O. McCaw nor any person designated by him to NEXTLINK as acting on his behalf shall be a director of NEXTLINK; or

        (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of NEXTLINK (together with any new directors whose election by the Board of Directors of NEXTLINK or whose nomination for election by the shareholders was proposed by a vote of a majority of the directors of NEXTLINK then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of NEXTLINK then in office. (Section 1016)

    Except as described above with respect to a Change of Control, the indentures do not contain provisions that permit the holders of the senior and senior discount notes to require that NEXTLINK repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring.

    Restrictions in the indentures described herein on the ability of NEXTLINK and its Restricted Subsidiaries to incur additional Debt, to grant Liens on its or their property, to make Restricted Payments and to make Asset Sales may also make more difficult or

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discourage a takeover of NEXTLINK, whether favored or opposed by the management of NEXTLINK. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the senior and senior discount notes, and there can be no assurance that NEXTLINK or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of NEXTLINK or any of its Subsidiaries by the management of NEXTLINK or other Persons. While such restrictions cover a variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indentures may not afford the holders of senior and senior discount notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    In the event of a Change of Control, the indentures relating to the 9.45% Senior Discount Notes, the 9% Notes, the 9 5/8% Notes, the 12 1/2% Notes, the
10 3/4% Notes due 2008, 10 3/4% Notes due 2009 and the 12 1/4% Senior Discount Notes would require NEXTLINK to make an offer to purchase those securities. NEXTLINK does not currently have adequate financial resources to effect such repurchases and repurchase the senior and senior discount notes upon a Change of Control and there can be no assurance that NEXTLINK will have such resources in the future. The inability of NEXTLINK to repurchase the senior and senior discount notes upon a Change of Control would constitute an Event of Default.

    In addition, there may be restrictions contained in instruments evidencing Debt incurred by NEXTLINK or its Restricted Subsidiaries permitted under the indentures which restrict or prohibit the ability of NEXTLINK to effect any repurchase required under the indentures in connection with a Change of Control.

    In the event that NEXTLINK makes an Offer to Purchase the senior and senior discount notes, NEXTLINK intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

    PROVISION OF FINANCIAL INFORMATION

    NEXTLINK has agreed that, for so long as any senior or senior discount notes remain outstanding, it will file with the trustee within 15 days after it files them with the SEC, copies of the annual and quarterly reports and the information, documents, and other reports that NEXTLINK is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event NEXTLINK shall cease to be required to file SEC Reports pursuant to the Exchange Act, NEXTLINK will nevertheless continue to file such reports with the SEC (unless the SEC will not accept such a filing) and the trustee. NEXTLINK will furnish copies of the SEC Reports to the holders of senior or senior discount notes at the time NEXTLINK is required to file the same with the trustee and will make such information available to investors who request it in writing. (Section 1017)

    LIMITATION ON USE OF PROCEEDS

    NEXTLINK will apply all except $150.0 million of the net proceeds from the sale of the senior notes and all of the net proceeds from the sale of the senior discount notes toward the construction, improvement and acquisition by NEXTLINK, or one or more Restricted Subsidiaries of NEXTLINK or Joint Ventures, of Telecommunications Assets of NEXTLINK,

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such Restricted Subsidiaries or Joint Ventures (or will advance such net proceeds to such Restricted Subsidiaries of NEXTLINK or Joint Ventures for such purpose); provided, however, pending such application, the net proceeds of the sale of the senior or senior discount notes may be invested in Marketable Securities. (Section 1020)

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

    NEXTLINK may not, in a single transaction or a series of related transactions:

        (1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into NEXTLINK (other than a consolidation or merger of a Wholly Owned Restricted Subsidiary organized under the laws of a State of the United States into NEXTLINK), or

        (2) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for NEXTLINK and its Restricted Subsidiaries taken as a whole and provided that the creation of a Lien on or in any of its assets shall not in and of itself constitute the transfer, sale, lease or disposition of the assets subject to the Lien), unless:

        (a) in a transaction in which NEXTLINK does not survive or in which NEXTLINK sells, leases or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity to NEXTLINK shall be a corporation organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the trustee in form satisfactory to the trustee, all of NEXTLINK's obligations under the indentures;

        (b) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the last full fiscal quarter immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation and treating any Debt which becomes an obligation of NEXTLINK or a Subsidiary as a result of such transaction as having been incurred by NEXTLINK or such Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

        (c) immediately after giving effect to such transaction, the Consolidated Net Worth of NEXTLINK (or other successor entity to NEXTLINK) is equal to or greater than that of NEXTLINK immediately prior to the transaction;

        (d) if, as a result of any such transaction, property or assets of NEXTLINK would become subject to a Lien prohibited by the provisions of the indentures described under "--Covenants--Limitation on Liens" above, NEXTLINK or the successor entity to NEXTLINK shall have secured the notes as required by said covenant; and

        (e)  certain other conditions are met. (Section 801)

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    In the event of any transaction (other than a lease) described in and complying with the immediately preceding paragraph in which NEXTLINK is not the surviving Person and the surviving Person assumes all the obligations of NEXTLINK under the senior and senior discount notes and each of the indentures pursuant to a supplemental indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, NEXTLINK, and NEXTLINK will be discharged from its obligations under the indentures and the senior and senior discount notes; provided that solely for the purpose of calculating amounts described in clause (c) under "--Covenants--Limitations on Restricted Payments," any such surviving Person shall only be deemed to have succeeded to and be substituted for NEXTLINK with respect to the period subsequent to the effective time of such transaction, and NEXTLINK (before giving effect to such transaction) shall be deemed to be the "Indenture obligor" for such purposes for all prior periods. (Section 801)

    The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of NEXTLINK, and therefore it may be unclear whether the foregoing provisions are applicable.

CERTAIN DEFINITIONS

    Set forth below is a summary of some of the definitions used in the indentures. Reference is made to the indentures for the definitions of all such terms, as well as any other term used herein for which no definition is provided. (Section 101)

    "Acquired Debt" means, with respect to any specified Person,

        (1) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Restricted Subsidiary of such specified Person; and

        (2) Debt secured by a Lien encumbering any asset acquired by such specified Person, which Debt was not Incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

    "Accreted Value" means, as of any date prior to December 1, 2004, an amount per $1,000 principal amount at stated maturity of the senior discount notes that is equal to the sum of:

        (1) the offering price ($552.57 per $1,000 principal amount at stated maturity of such senior discount notes) of the senior discount notes; and

        (2) the portion of the excess of the principal amount of such senior discount notes over the offering price which shall have been amortized on a daily basis and compounded semi-annually on each June 1 and December 1 at the rate of 12 1/8% per annum from the Issue Date computed on the basis of a 360-day year of twelve 30-day months, and as of any date on or after December 1, 2004, the principal amount of the senior discount notes.

    "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power

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to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Disposition" by NEXTLINK or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition (other than a creation of a Lien) by such Person (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of NEXTLINK, but excluding a disposition by a Restricted Subsidiary of NEXTLINK to NEXTLINK or a Restricted Subsidiary of NEXTLINK or by NEXTLINK to a Restricted Subsidiary of NEXTLINK) of:

        (1) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of NEXTLINK (including the issuance of Capital Stock by a Restricted Subsidiary) other than as permitted by the provisions of the indentures described above under the caption "--Limitation on Debt and Preferred Stock of Restricted Subsidiaries" or pursuant to a transaction in compliance with the covenant described under "--Mergers, Consolidations and Certain Sales of Assets" above;

        (2) substantially all of the assets of NEXTLINK or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment); or

        (3) other assets or rights of NEXTLINK or any of its Restricted Subsidiaries other than:

           (a)  in the ordinary course of business or

           (b) that constitutes a Restricted Payment which is permitted under the covenant "--Limitation on Restricted Payments" above; provided that a transaction described in clauses (1), (2) and (3) shall constitute an Asset Disposition only if the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $5 million or more in any twelve-month period.

    "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation, the principal amount thereof.

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    "Bank Credit Agreement" means any one or more credit agreements (which may include or consist of revolving credits) between NEXTLINK or any Restricted Subsidiary of NEXTLINK and one or more banks or other financial institutions providing financing for the business of NEXTLINK and its Restricted Subsidiaries.

    "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a "Capital Lease"). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

    "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

    "Common Equity" of any Person means Capital Stock of such Person that is not Disqualified Stock, and a "sale of Common Equity" includes any sale of Common Equity effected by private sale or public offering.

    "Consolidated Capital Ratio" of any Person as of any date means the ratio of:

        (1) the aggregate consolidated principal amount of Debt (or in the case of Debt issued at a discount the accreted amount thereof) of such Person then outstanding (which amount of Debt shall be reduced by any amount of cash or cash equivalent collateral securing on a perfected basis and dedicated for disbursement exclusively to the payment of principal of and interest on such Debt) to

        (2) the aggregate consolidated Capital Stock (other than Disqualified Stock) and paid in capital (other than in respect of Disqualified Stock) of such Person as of such date.

    "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of NEXTLINK and its Restricted Subsidiaries for such period increased by the sum of:

        (1) Consolidated Interest Expense of NEXTLINK and its Restricted Subsidiaries for such period, plus

        (2) Consolidated Income Tax Expense of NEXTLINK and its Restricted Subsidiaries for such period, plus

        (3) the consolidated depreciation and amortization expense included in the income statement of NEXTLINK and its Restricted Subsidiaries for such period plus

        (4) any noncash expense for such period (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements in any future period), plus

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        (5)  any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its stated maturity; PROVIDED, HOWEVER, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of NEXTLINK (calculated separately for such Restricted Subsidiary in the same manner as provided above for NEXTLINK) that is subject to a restriction which prevents the payment of dividends or the making of distributions to NEXTLINK or another Restricted Subsidiary of NEXTLINK to the extent of such restriction.

    "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of NEXTLINK and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

    "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (excluding interest income) of NEXTLINK and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

        (1)  the amortization of Debt discounts;

        (2) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

        (3) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

        (4) Preferred Dividends of NEXTLINK and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable;

        (5) accrued Disqualified Stock dividends of NEXTLINK and its Restricted Subsidiaries, whether or not declared or paid;

        (6) interest on Debt guaranteed by NEXTLINK and its Restricted Subsidiaries; and

        (7) the portion of any Capital Lease Obligation paid or accrued during such period that is allocable to interest expense.

    "Consolidated Net Income" for any period means the consolidated net income (or loss) of NEXTLINK and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED that there shall be excluded therefrom:

        (1) the net income (or loss) of any Person acquired by NEXTLINK or a Restricted Subsidiary of NEXTLINK in a pooling of interests transaction for any period prior to the date of such transaction;

        (2) the net income (or loss) of any Person that is not a Restricted Subsidiary of NEXTLINK except to the extent of the amount of dividends or other distributions actually paid to NEXTLINK or a Restricted Subsidiary of NEXTLINK by such Person during such period;

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        (3)  gains or losses on Asset Dispositions by NEXTLINK or its Restricted
    Subsidiaries;

        (4)  all extraordinary gains and extraordinary losses;

        (5)  the cumulative effect of changes in accounting principles;

        (6) noncash gains or losses resulting from fluctuations in currency exchange rates;

        (7) any noncash gain or loss realized on the termination of any employee pension benefit plan; and

        (8)  the tax effect of any of the items described in clauses
    (1) through (7) above, provided, further, that for purposes of any determination pursuant to the provisions described under "Covenants--Limitation on Restricted Payments," there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary of NEXTLINK that is subject to a restriction which prevents the payment of dividends or the making of distributions to NEXTLINK or another Restricted Subsidiary of NEXTLINK to the extent of such restriction.

    "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person; PROVIDED that, with respect to NEXTLINK, adjustments following the date of the indentures to the accounting books and records of NEXTLINK in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of NEXTLINK by another Person shall not be given effect to.

    "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Restricted Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet; provided that, with respect to NEXTLINK, adjustments following the date of the indentures to the accounting books and records of NEXTLINK in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of NEXTLINK by another Person shall not be given effect to.

    "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

        (1)  every obligation of such Person for money borrowed;

        (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations Incurred in connection with the acquisition of property, assets or businesses;

        (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

        (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding

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    trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

        (5)  every Capital Lease Obligation of such Person;

        (6) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

        (7)  all obligations to redeem Disqualified Stock issued by such Person;

        (8) every obligation under Interest Rate and Currency Protection Agreements of such Person; and

        (9)  every obligation of the type referred to in clauses (1) through
    (8) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed.

    The "amount" or "principal amount" of Debt at any time of determination as used herein represented by:

        (1) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles;

        (2) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than NEXTLINK or a Wholly Owned Restricted Subsidiary of NEXTLINK) thereof, excluding amounts representative of yield or interest earned on such investment;

        (3) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof;

        (4) any Capital Lease Obligation, shall be determined in accordance with the definition thereof; or

        (5) any Permitted Interest Rate or Currency Protection Agreement, shall be zero.

    In no event shall Debt include any liability for taxes.

    "Default" means an event that with the passing of time or the giving of notice or both shall constitute an Event of Default.

    "Disqualified Stock" of any Person means any Capital Stock of such Person (other than Capital Stock outstanding on the Issue Date) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities (or, if earlier, the date as of which the Securities have been paid in full); PROVIDED, HOWEVER, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require NEXTLINK to repurchase or redeem such Preferred Stock upon the occurrence of an asset sale or a Change of Control occurring prior to the final Stated Maturity of the senior or senior discount notes shall not constitute Disqualified Stock if the asset sale or change of control provisions applicable to such Preferred Stock are no more favorable to the holders of

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such Preferred Stock than the provisions applicable to the senior or senior discount notes contained in the covenant described under "Covenants--Limitation on Asset Dispositions" or "Covenants--Change of Control" and such Preferred Stock specifically provides that NEXTLINK will not repurchase or redeem any such stock pursuant to such provisions prior to NEXTLINK's repurchase of such notes as are required to be repurchased pursuant to the covenant described under "Covenants--Limitation on Asset Dispositions" or "Covenants--Change of Control."

    "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A 3" or higher, "A" or higher or "A" or higher according to Moody's Investors Service, Inc., Standard & Poor's Ratings Group or Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) respectively, at the time as of which any investment or rollover therein is made.

    "Eligible Receivables" means, at any time, Receivables of NEXTLINK and its Restricted Subsidiaries, as evidenced on the most recent quarterly consolidated balance sheet of NEXTLINK as at a date at least 45 days prior to such time arising in the ordinary course of business of NEXTLINK or any Restricted Subsidiary of NEXTLINK.

    "Event of Default" has the meaning set forth under "Events of Default" below.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

    "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than 18 months from the date of Investment therein.

    "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person:

        (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt;

        (2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt; or

        (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing):

PROVIDED, HOWEVER, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; and provided further, that the incurrence by a Restricted Subsidiary of NEXTLINK of a lien permitted under clause (4) of the second paragraph of the "Limitation on Liens" covenant

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shall not be deemed to constitute a Guarantee by such Restricted Subsidiary of any Purchase Money Debt of NEXTLINK secured thereby.

    "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt; provided, further, however, that NEXTLINK may elect to treat all or any portion of revolving credit debt of NEXTLINK or a Subsidiary as being Incurred from and after any date beginning the date the revolving credit commitment is extended to NEXTLINK or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by NEXTLINK or a Subsidiary under such commitment up to the amount of such commitment designated by NEXTLINK as Incurred shall not be deemed to be new Incurrences of Debt by NEXTLINK or such Subsidiary.

    "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

    "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but excluding any loan, advance or extension of credit to an employee of NEXTLINK or any of its Restricted Subsidiaries in the ordinary course of business, accounts receivable and other commercially reasonable extensions of trade credit.

    "Issue Date" means November 17, 1999.

    "Joint Venture" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses as to which NEXTLINK (directly or through one or more Restricted Subsidiaries) exercises managerial control and in which NEXTLINK owns

        (1)  a 50% or greater interest; or

        (2) a 30% or greater interest, together with options or other contractual rights, exercisable not more than seven years after NEXTLINK's initial Investment in such Joint Venture, to increase its interest to not less than 50%.

    "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets

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(including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "Marketable Securities" means:

        (1)  Government Securities;

        (2) any time or demand deposit account, money market deposit and certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

        (3) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of NEXTLINK) with a rating, at the time as of which any investment therein is made, of "P1" or higher according to Moody's Investors Service, Inc., "A1" or higher according to Standard & Poor's Ratings Group or "A1" or higher according to Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

        (4) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution;

        (5) repurchase obligations with a term of not more than 7 days for Government Securities entered into with an Eligible Institution;

        (6) auction rate preferred stocks of any corporation maturing within 90 days after the date of acquisition by NEXTLINK thereof, having a rating of at least AA by Standard & Poor's; and

        (7) any fund investing exclusively in investments of the types described in clauses (1) through (6) above.

    "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

        (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes (including taxes payable upon payment or other distribution of funds from a foreign subsidiary to NEXTLINK or another Subsidiary of NEXTLINK) required to be accrued as a liability as a consequence of such Asset Disposition;

        (2) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

        (3) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition;

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        (4)  appropriate amounts to be provided by such Person or any Restricted
    Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors of NEXTLINK, in its reasonable good faith judgment evidenced by a Board Resolution filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the indentures and the senior and senior discount notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; and

        (5) any consideration for an Asset Disposition (which would otherwise constitute Net Available Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause shall become Net Available Proceeds at such time and to the extent such amounts are released to such Person.

    "Offer to Purchase" means a written offer (the "Offer") sent by NEXTLINK by first class mail, postage prepaid, to each holder at his address appearing in the note register on the date of the Offer describing the transaction or transactions necessitating the Offer and offering to purchase up to the principal amount of the notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the applicable indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of notes within five Business Days after the Expiration Date. The Offer shall contain all instructions and materials necessary to enable the holders to tender the senior or senior discount notes pursuant to the Offer to Purchase.

    "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

    "Permitted Investment" means:

        (1) any Investment in a Joint Venture (including the purchase or acquisition of any Capital Stock of a Joint Venture), provided the aggregate amount of all outstanding Investments pursuant to this clause (1) in Joint Ventures in which NEXTLINK owns, directly or indirectly, a less than 50% interest shall not exceed $25 million;

        (2) any Investment in any Person as a result of which such Person becomes a Restricted Subsidiary or, subject to the proviso to clause (1) of this definition, becomes a Joint Venture of NEXTLINK;

        (3)  any Investment in Marketable Securities;

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        (4)  Investments in Permitted Interest Rate or Currency Protection
    Agreements;

        (5) Investments made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described under "Covenants--Limitation on Asset Dispositions" above; and

        (6) other Investments in an aggregate amount not to exceed the aggregate net proceeds received by NEXTLINK or any Restricted Subsidiary after the date of the Indenture from the sale or liquidation of any Unrestricted Subsidiary or any interest therein (except to the extent that any such amount is included in the calculation of Consolidated Net Income).

    "Permitted Liens" means:

        (1) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

        (2) other Liens incidental to the conduct of NEXTLINK's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Debt, and which do not in the aggregate materially detract from the value of NEXTLINK's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business;

        (3) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to NEXTLINK to secure Debt owing to NEXTLINK;

        (4) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations (including to secure government contracts);

        (5) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

        (6) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of NEXTLINK or its Restricted Subsidiaries;

        (7) Liens arising out of judgments or awards against NEXTLINK or any Restricted Subsidiary with respect to which NEXTLINK or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and NEXTLINK or such Restricted Subsidiary is maintaining adequate reserves in accordance with generally accepted accounting principles;

        (8) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; and

        (9) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good

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    faith and with respect to which adequate reserves are being maintained to the extent required by generally accepted accounting principles).

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

    "Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on Preferred Stock of such Person during such period calculated in accordance with generally accepted accounting principles, by 1 minus the maximum statutory income tax rate then applicable to NEXTLINK (expressed as a decimal).

    "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

    "Purchase Money Debt" means

        (1) Acquired Debt Incurred in connection with the acquisition of Telecommunications Assets and

        (2) Debt of NEXTLINK or of any Restricted Subsidiary of NEXTLINK (including, without limitation, Debt represented by Bank Credit Agreements, Capital Lease Obligations, Vendor Financing Facilities, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the cost of construction, acquisition or improvement by NEXTLINK or any Restricted Subsidiary of NEXTLINK or any Joint Venture of any Telecommunications Assets of NEXTLINK, any Restricted Subsidiary of NEXTLINK or any Joint Venture, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

    "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

    "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

    "Related Person" of any Person means any other Person directly or indirectly owning

        (1) 10% or more of the Outstanding Common Equity of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or

        (2) 10% or more of the combined voting power of the Voting Stock of such Person.

    "Restricted Subsidiary" of NEXTLINK means any Subsidiary, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

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    "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

    "Significant Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 102(w) of Regulation S-X under the Securities Act and the Exchange Act.

    "Subordinated Debt" means Debt of NEXTLINK as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the notes to at least the following extent:

        (1) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the senior and senior discount notes exists;

        (2) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default with respect to the notes, upon notice by 25% or more in principal amount of the notes to the trustee, the trustee shall have the right to give notice to NEXTLINK and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice or for the period until such default has been cured or waived or ceased to exist and any acceleration of the senior and senior discount notes has been rescinded or annulled, whichever period is shorter (which Debt may provide that no new period of payment blockage may be commenced by a payment blockage notice unless and until 360 days have elapsed since the effectiveness of the immediately prior notice, no nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to such holders (or such agents or trustees) shall be, or be made, the basis for a subsequent payment blockage notice and failure of NEXTLINK to make payment on such Debt when due or within any applicable grace period, whether or not on account of such payment blockage provisions, shall constitute an event of default thereunder); and

        (3) such Debt may not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by NEXTLINK (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the senior or senior discount notes or permit redemption or other retirement (including pursuant to an offer to purchase made by NEXTLINK) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the senior or senior

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    discount notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by NEXTLINK) which is conditioned upon a change of control of NEXTLINK pursuant to provisions substantially similar to those described under "Covenants--Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to NEXTLINK's repurchase of the senior or senior discount notes required to be repurchased by NEXTLINK pursuant to the provisions described under "Covenants--Change of Control").

    "Subsidiary" of any Person means:

        (1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

        (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

    "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

    "Telecommunications Business" means the business of:

        (1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities,

        (2) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or

        (3) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (1) or
    (2) above and shall, in any event, include all businesses in which NEXTLINK or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of NEXTLINK, which determination shall be conclusive.

    "Unrestricted Subsidiary" means:

        (1) any Subsidiary of NEXTLINK designated as such by the Board of Directors of NEXTLINK as set forth below where:

           (a) neither NEXTLINK nor any of its other Subsidiaries (other than another Unrestricted Subsidiary)

            (x) provides credit support for, or Guarantee of, any Debt of such
                Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or

            (y) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and

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           (b)  no default with respect to any Debt of such Subsidiary or any
       Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of NEXTLINK and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and

        (2)  any Subsidiary of an Unrestricted Subsidiary.

    The Board of Directors of NEXTLINK may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of NEXTLINK which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either:

           (a) the Subsidiary to be so designated has total assets of $1,000 or less or

           (b) immediately after giving effect to such designation, NEXTLINK could Incur at least $1.00 of additional Debt pursuant to the first paragraph under "Covenants--Limitation on Consolidated Debt" above and provided, further, that NEXTLINK could make a Restricted Payment in an amount equal to the greater of the fair market value and the book value of such Subsidiary pursuant to the covenant described under "Covenants--Limitation on Restricted Payments" and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. The Board of Directors of NEXTLINK may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that, if such Unrestricted Subsidiary has Debt outstanding at such time, either:

            (x) immediately after giving effect to such designation, NEXTLINK could Incur at least $1.00 of additional Debt pursuant to the first paragraph under "Covenants--Limitation on Consolidated Debt" above or

            (y) NEXTLINK or such Restricted Subsidiary could Incur such Debt hereunder (other than as Acquired Debt).

    "Vendor Financing Facility" means any agreements between NEXTLINK or a Restricted Subsidiary and one or more vendors or lessors of equipment or other capital assets to NEXTLINK or any of its Restricted Subsidiaries (or any affiliate of any such vendor or lessor) providing financing for the acquisition by NEXTLINK or any such Restricted Subsidiary of equipment or other capital assets from any such vendor or lessor.

    "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person 99% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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EVENTS OF DEFAULT

    The following are Events of Default under each of the indentures:

        (1) failure to pay principal of (or premium, if any, on) any note issued under that indenture when due;

        (2) failure to pay any interest on any note issued under that indenture when due, continued for 30 days;

        (3) default in the payment of principal and interest on notes issued under that indenture required to be purchased pursuant to an Offer to Purchase as described under "Covenants--Change of Control" when due and payable;

        (4) failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales of Assets;"

        (5) failure to perform any other covenant or agreement of NEXTLINK under the applicable indenture or note continued for 60 days after written notice to NEXTLINK by the trustee or Holders of at least 25% in aggregate principal amount of the outstanding notes of the series in question;

        (6) default under the terms of any instrument evidencing or securing Debt of NEXTLINK or any Significant Subsidiary having an outstanding principal amount of $10 million individually or in the aggregate which default results in the acceleration of the payment of such Debt or constitutes the failure to pay such Debt when due;

        (7) the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against NEXTLINK or any Significant Subsidiary in an aggregate amount in excess of $10 million which remains undischarged or unstayed for a period of 45 days after the date on which the right to appeal all such judgments has expired; and

        (8) certain events of bankruptcy, insolvency or reorganization affecting NEXTLINK or any Significant Subsidiary. (Section 501)

    Subject to the provisions of the indentures relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding senior or senior discount notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee may refuse, however, to follow any direction that the trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another holder or that may subject the trustee to any liability or expense if the trustee determines, in its sole discretion, that it lacks indemnification against such loss or expense. (Section
512)

    If an Event of Default (other than an Event of Default described in Clause (8) above with respect to NEXTLINK) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount at maturity of the outstanding series of notes in question may accelerate the maturity of all senior or senior discount notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the

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holders of a majority in aggregate principal amount at maturity of such notes outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in each of the indentures. If an Event of Default specified in clause (8) above occurs with respect to NEXTLINK, the outstanding notes of each series will IPSO FACTO become immediately due and payable without any declaration or other act on the part of the trustee or any holder. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

    However, upon an acceleration of the senior discount notes or an Event of Default specified in clause (8) above, in each case prior to December 1, 2004, the holders of the senior discount notes will be entitled to receive only a default amount equal to the Accreted Value of the senior discount notes (plus any accrued and unpaid interest and premium, if any, not otherwise included in the Accreted Value to such date), which until December 1, 2004 will be less than the face amount of the senior discount notes.

    No holder of any senior or senior discount notes will have any right to institute any proceeding with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default (as defined) and unless also the holders of at least 25% in aggregate principal amount of the notes outstanding thereunder shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the notes outstanding thereunder a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations do not apply to a suit instituted by a holder of a senior or senior discount note for enforcement of payment of the principal of and premium, if any, or interest on the senior or senior discount note on or after the respective due dates expressed in the senior or senior discount note. (Section 508)

    Each indenture provides that if a Default with respect to notes outstanding thereunder occurs and is continuing, generally the trustee must, within 90 days after the occurrence of such Default, give to the holders notice of such Default. The trustee may withhold from holders of the senior or senior discount notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest) if it determines that withholding notice is in their interest; provided, however, that in the case of any default of a character specified in clause (5) above, no such notice to holders shall be given until at least
30 days after the occurrence thereof. (Section 602)

    NEXTLINK will be required to furnish to the trustee quarterly a statement as to the performance by NEXTLINK of certain of its obligations under the indentures and NEXTLINK is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default. (Section 1018)

SATISFACTION AND DISCHARGE OF THE INDENTURES

    Each of the indentures will cease to be of further effect as to all outstanding senior or senior discount notes except as to:

        (1)  NEXTLINK's right of optional redemption;

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        (2)  substitution of apparently mutilated, defaced, destroyed, lost or stolen senior or senior discount notes;

        (3) rights of holders to receive payment of principal of and premium, if any, and interest on the senior and senior discount notes;

        (4) rights, obligations and immunities of the trustee under the indentures; and

        (5) rights of the holders of the senior and senior discount notes as beneficiaries of the indentures under which such notes are outstanding with respect to any property deposited with the trustee payable to all or any of them, if:

           (a) NEXTLINK shall have paid or caused to be paid the principal of and premium, if any, and interest on the senior or senior discount notes as and when the same will have become due and payable or

           (b) all outstanding senior or senior discount notes (except lost, stolen or destroyed notes which have been replaced or paid) have been delivered to the trustee for cancellation. (Section 401)

DEFEASANCE

    The indentures provide that, at the option of NEXTLINK:

        (1) if applicable, NEXTLINK will be discharged from any and all obligations in respect of the notes outstanding thereunder or

        (2) if applicable, NEXTLINK may omit to comply with certain restrictive covenants, and such omission shall not be deemed to be an Event of Default under the indentures and the notes outstanding thereunder, in either case
    (1) or (2) upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding senior or senior discount notes on the Stated Maturity. With respect to clause (2), the obligations under the indentures other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things:

           (a) with respect to clause (1), NEXTLINK has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law after the Issue Date, which in the opinion of counsel provides that holders of the senior or senior discount notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (2), NEXTLINK has delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner

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       and at the same times as would have been the case if such deposit and defeasance had not occurred;

           (b) no Default or Event of Default shall have occurred or be continuing;

           (c) NEXTLINK has delivered to the trustee an opinion of counsel to the effect that such deposit shall not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended; and

           (d) certain other customary conditions precedent are satisfied. (Section1201)

MODIFICATION AND WAIVER

    Modifications and amendments of either of the indentures may be made by NEXTLINK and the trustee with the consent of the holders of a majority in aggregate principal amount of the notes outstanding thereunder; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

        (1) change the due date of the principal of, or any installment of interest on, any senior or senior discount note;

        (2) reduce the principal amount of, or the premium or interest on, any senior or senior discount note;

        (3) change the place or currency of payment of principal of, or premium or interest on, any senior or senior discount note;

        (4) impair the right to institute suit for the enforcement of any payment on or with respect to any senior or senior discount note;

        (5) reduce the above stated percentage of outstanding senior and senior discount notes necessary to modify or amend the indentures;

        (6) reduce the percentage of aggregate principal amount of outstanding senior or senior discount notes necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

        (7) modify any provisions of either of the indentures relating to the modification and amendment of the indentures or the waiver of past defaults or covenants, except as otherwise specified; or

        (8) following the mailing of any Offer to Purchase and until the Expiration Date of that Offer to Purchase, modify any Offer to Purchase for the senior or senior discount notes required under the "Limitation on Asset Dispositions" and the "Change of Control" covenants contained in the indentures in a manner materially adverse to the holders thereof. (Section
    902)

    Notwithstanding the foregoing, without the consent of any holder of senior or senior discount notes, NEXTLINK and the trustee may amend or supplement the indenture under which such notes are outstanding or the senior or senior discount notes:

    - to cure any ambiguity, defect or inconsistency,

    - to provide for uncertificated notes in addition to or in place of certificated notes,

    - to provide for the assumption of NEXTLINK's obligations to holders of senior or senior discount notes in the case of a merger or consolidation,

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
    - to make any change that would provide any additional rights or benefits to holders of senior or senior discount notes or that does not adversely affect the legal rights under the indentures of any such holder, or

    - to comply with requirements of the SEC in order to maintain the qualification of the indentures under the Trust Indenture Act. (Section
      901)

    The holders of a majority in aggregate principal amount of the outstanding senior or senior discount notes, on behalf of all holders of senior or senior discount notes, may waive compliance by NEXTLINK with certain restrictive provisions of the indentures. (Section 1019) Subject to certain rights of the trustee, as provided in the indentures, the holders of a majority in aggregate principal amount of the outstanding senior or senior discount notes, on behalf of all holders of senior or senior discount notes, may waive any past default under the indentures, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any note tendered pursuant to an Offer to Purchase. (Section 513)

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

    No director, officer, employee, incorporator or shareholder of NEXTLINK, as such, shall have any liability for any obligations of NEXTLINK under the senior or senior discount notes or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of senior or senior discount notes by accepting a senior or senior discount note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior or senior discount notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

GOVERNING LAW

    The indentures and the senior and senior discount notes will be governed by the laws of the State of New York.

THE TRUSTEE

    The indentures provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indentures. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indentures and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (Section601)

    The indentures and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of NEXTLINK, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with NEXTLINK or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture
Act), it must eliminate such conflict or resign. (SectionSection 608 and 613)

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                         BOOK-ENTRY; DELIVERY AND FORM

    The new notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that will be deposited with, or on behalf of, The Depository Trust Company, or DTC. The new notes will be registered in the name of DTC or its nominee, on behalf of the acquirers of new notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme.

    Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

    All interests in the global notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

    The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. NEXTLINK does not take any responsibility for these operations or procedures, and you are urged to contact the relevant system or its participants directly to discuss these matters.

    DTC has advised NEXTLINK that it is

    (1) a limited purpose trust company organized under the laws of the State of New York,

    (2) a "banking organization" within the meaning of the New York Banking Law,

    (3) a member of the Federal Reserve System,

    (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

    (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

    NEXTLINK expects that, pursuant to procedures established by DTC, ownership of the new notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the new notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in new notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

    So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under each of the indentures. Except as provided below, owners of beneficial interests in a global note

    - will not be entitled to have new notes represented by such global note registered in their names,

    - will not receive or be entitled to receive physical delivery of certificated new notes, and

    - will not be considered the owners or holders thereof under either of the indentures for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder.

Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under either of the indentures or such global note. NEXTLINK understands that under existing industry practice, in the event that NEXTLINK requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither NEXTLINK nor the trustees under the indentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such new notes.

    Payments with respect to the principal of, and premium, if any, and interest on, any new notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustees to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the new notes under each of the indentures. Under the terms of each of the indentures, NEXTLINK and the trustees may treat the persons in whose names the new notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither NEXTLINK nor the trustees have or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

    Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterpart in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a global note by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

    Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither NEXTLINK nor the trustees will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    If:

    - NEXTLINK notifies the respective trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

    - NEXTLINK, at its option, notifies the respective trustee in writing that it elects to cause the issuance of notes in definitive form under the respective indenture or

    - upon the occurrence of certain other events as provided in the indentures,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.


    Neither NEXTLINK nor the trustees shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).


    According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


    The following is a general discussion of United States federal income tax consequences of the exchange of old notes for new notes pursuant to the exchange offer and of the ownership and disposition of new notes. It only applies to note holders who both acquired their old notes at original issue and who acquired the new notes in the exchange offer, and it does not purport to be a complete analysis of all potential tax effects. The discussion is based on the tax law as it exists today although it could change at any time, and any change could be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address the special rules applicable to note holders such as insurance companies and other financial institutions, dealers in securities, tax-exempt organizations, traders in securities that elect to mark to market, persons whose functional currency is not the U.S. dollar, and persons holding the notes as part of a "straddle," "hedge" or "conversion transaction," and it deals only with notes held as "capital assets" within the meaning of
Section 1221 of the Internal Revenue Code.


    PERSONS CONSIDERING THE EXCHANGE OF OLD NOTES FOR NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

      For purposes of this discussion, a U.S. holder is any of the following:

          - citizens and residents of the United States for U.S. federal income tax purposes;

          - corporations, partnerships, and other entities created or organized in or under the laws of the United States or any political subdivision thereof;

          - estates, if the income of the estate is subject to U.S. federal income taxation regardless of its sources, and trusts, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; and

          - other persons whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net income basis.

    A non-U.S. holder is any note holder who or that is not a U.S. person for U.S. federal income tax purposes.

                               THE EXCHANGE OFFER


    The exchange of old notes for new notes under the exchange offer will not constitute a taxable event to holders and, therefore:



    - no gain or loss should be realized by holders upon receipt of a new note in exchange for an old note;


    - the holding period of the new note should include the holding period of the old note; and

    - the adjusted tax basis of the new note should be the same as the adjusted tax basis of the old note immediately before the exchange.

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
                          CONSEQUENCES TO U.S. HOLDERS

    INTEREST ON SENIOR NOTES

    Cash basis taxpayers, including most individuals, will recognize ordinary interest income when they receive interest payments on the senior notes. Accrual basis taxpayers will recognize ordinary interest income as interest on the senior notes accrues.


    ORIGINAL ISSUE DISCOUNT ON SENIOR DISCOUNT NOTES



    The senior discount notes were issued with original issue discount ("OID"). In general, holding senior discount notes will result in taxable ordinary interest income in an amount equal to the accretion on the senior discount notes prior to December 1, 2004 and the interest that accrues on their principal amount thereafter. Thus, even cash basis taxpayers will have to recognize interest income on the senior discount notes as it accrues throughout the period they hold them, whether or not interest is payable in cash.


    OID is defined as the excess of:

        (1) the stated redemption price at maturity of a senior discount note over

        (2) its issue price.

    The "stated redemption price at maturity" of a senior discount note is the sum of all payments (including cash interest) provided by the senior discount note. The "issue price" of a senior discount note is the first price at which a substantial amount of the senior discount notes are sold to the public for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers).


    A note holder is required to include OID in income as ordinary interest as it accrues under the constant yield method, regardless of the note holder's regular method of accounting. Because OID is defined to include cash interest payments, such payments need not be reported separately as taxable income.


    In general, the amount of OID included in income by the holder of a senior discount note is the sum of the daily portions of OID for each day during the taxable year or portion of the taxable year on which such holder held such senior discount note. The "daily portion" is determined by allocating the OID for the actual period ratably to each day in that accrual period. The "accrual period" for a senior discount note may be of any length and may vary in length over the term of a senior discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or final day of an accrual period.


    The amount of OID for an accrual period is generally equal to the product of the senior discount note's adjusted issue price at the beginning of such accrual period and its yield to maturity. The "adjusted issue price" of a senior discount note at the beginning of any accrual period is the sum of the issue price of the senior discount note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the senior discount note. Under the constant yield method of determining OID, a note holder generally will have to include increasingly greater amounts of OID in income in successive accrual periods. Following December 1, 2004, a U.S. holder generally will accrue OID equal to the cash payments being made on the senior discount notes.


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    SALE, EXCHANGE AND RETIREMENT OF NOTES

    A note holder will recognize gain or loss upon the sale, retirement or other taxable disposition of a note. Such gain or loss will generally equal the difference between:

          - the amount of cash and the fair market value of property received for the note (other than amounts representing accrued but unpaid interest) and

          - the holder's adjusted tax basis in the note.


    A holder's adjusted tax basis in senior notes will generally equal the holder's purchase price; a holder's adjusted tax basis in senior discount notes will generally equal the holder's purchase price, increased by any accrued OID, and reduced by any cash payments on the senior discount notes. There are limits on the deductibility of capital losses. Any amounts paid with respect to accrued but unpaid interest generally will be taxable as ordinary interest income. Gain or loss realized on the sale, retirement or other taxable disposition of a note derived by a note holder generally will be treated as U.S. source income or loss for foreign tax credit purposes.


                        CONSEQUENCES TO NON-U.S. HOLDERS

    INTEREST ON NOTES

    Generally, interest paid on the notes to a non-U.S. holder will not be subject to U.S. federal income tax if:

    - the interest is not effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder;


    - the non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all classes of NEXTLINK stock entitled to vote and is not a controlled foreign corporation with respect to which NEXTLINK is a "related person;" and



    - the beneficial owner, under penalty of perjury, properly certifies that the owner is not a U.S. person.



    The certification described in the last clause above may be provided by a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes and certifies under penalty of perjury that it or another financial institution, has received such certificates from the non-U.S. holder. Under recently adopted U.S. Treasury regulations, which generally are effective for payments made after December 31, 2000, the certification may also be provided:


    - directly by the non-U.S. holder;

    - in the case of a non-U.S. holder that is treated as a partnership or other fiscally transparent entity, by the partners, shareholders or other beneficiaries of the entity; or

    - qualified financial institutions or other qualified entities on behalf of the non-U.S. holder.

    A holder that is not exempt from tax under these rules will be subject to U.S. federal income tax withholding at a rate of 30% unless the interest is effectively connected with the conduct of a U.S. trade or business, in which case the interest will be subject to the U.S. federal income tax on net income that applies to U.S. persons generally. Corporate non-U.S. holders that receive interest income that is effectively connected with the conduct of a trade or business within the U.S. may also be subject to an additional "branch profits" tax on such income. Non-U.S. holders should consult applicable income tax treaties, which may provide different rules.

    SALE, EXCHANGE AND RETIREMENT OF NOTES

    A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized upon the sale or other disposition of the notes unless:

    - the gain is, or is treated as, effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder; or

    - in the case of a non-U.S. holder who is a nonresident alien individual and holds the notes as a capital asset, the holder is present in the U.S. for 183 or more days in the taxable year.

    FEDERAL ESTATE TAXES

    A note beneficially owned by an individual who is a non-U.S. holder at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual's death, provided that:

    - the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of NEXTLINK stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code; and

    - interest payments with respect to such note would not have been, if received at the time of the individual's death, effectively connected with the conduct of a U.S. trade or business by the individual.

                  INFORMATION REPORTING AND BACKUP WITHHOLDING

    U.S. HOLDERS

    Information reporting and backup withholding may apply to payments of principal or interest, the accrual of OID, or the proceeds of the sale or other disposition of the notes made by NEXTLINK or another payor with respect to non-corporate U.S. holders. These holders generally will be subject to backup withholding at a rate of 31% unless the recipient of the payment supplies a taxpayer identification number and other information, certified under penalties of perjury, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the U.S. holder's federal income tax, upon furnishing the required information to the Internal Revenue Service.

    NON-U.S. HOLDERS

    Generally, information reporting and backup withholding of U.S. federal income tax at a rate of 31% may apply to payments of principal or interest, the accrual of OID, and premium, if any, to a non-U.S. holder if the holder fails to certify that the holder is a non-U.S. person.

    The payment of the proceeds on the disposition of notes to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of the disposition by a non-U.S. holder of notes to or through a foreign office of a broker will not be subject to backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income from all sources is from activities that are effectively connected with a U.S. trade or business or, after December 31, 2000, a foreign partnership, if at any time during its tax year, (i) one or more of its partners are U.S. persons also, in the aggregate, hold more than 50% of the

                                       92
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income or capital interest in the partnership or (ii) it is engaged in the conduct of a trade or business in the United States, information reporting will apply unless:

    - the broker has documentary evidence in its files of the owner's foreign status; or

    - the owner otherwise establishes an exemption.

    Both backup withholding and information reporting will apply to the proceeds from dispositions if the broker has actual knowledge that the holder is a U.S. holder.

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                              PLAN OF DISTRIBUTION

    Each holder desiring to participate in the exchange offer will be required to represent, among other things, that

        (1) it is not an "affiliate" (as defined in Rule 405 of the Securities
    Act) of NEXTLINK,

        (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes, and

        (3) it is acquiring the new notes in the ordinary course of its business.

A holder unable to make the above representations is referred to as a restricted holder. A restricted holder will not be able to participate in the exchange offer, and may only sell its old notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

    Each participating broker-dealer is required to acknowledge in the letter of transmittal that it acquired the old notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such new notes. Based upon interpretations by the staff of the Securities and Exchange Commission, NEXTLINK believes that new notes issued pursuant to the exchange offer to participating broker-dealers may be offered for resale, resold, and otherwise transferred by a participating broker-dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. NEXTLINK has agreed that for a period of 30 days following consummation of the exchange offer, they will make this prospectus available to participating broker-dealers for use in connection with any such resale. During such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a participating broker-dealer engaged in market making or other trading activities.

    NEXTLINK will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such new notes. Any participating broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    NEXTLINK has agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the exchange and registration rights agreement.

                INCORPORATION OF MATERIAL DOCUMENTS BY REFERENCE

    The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the Securities and Exchange Commission automatically updates and supersedes more dated information. We have previously filed the following documents with the Securities and Exchange Commission and are incorporating them by reference into this prospectus, as well as the identified documents (other than the financial statements included therein) filed by Concentric Network Corporation with the Securities and Exchange Commission:


        1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 30, 2000.



        2. Our Current Reports on 8-K filed on January 11, 2000, January 24, 2000 and February 16, 2000.



        3. Concentric's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 30, 2000.


    We also incorporate by reference all documents subsequently filed by us and Concentric pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the old notes are exchanged for new notes.


    We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone to Gary D. Begeman, Senior Vice President, General Counsel and Secretary, NEXTLINK Communications, Inc., 1505 Farm Credit Drive, McLean, Virginia 22102, (703) 547-2000. In order to insure timely delivery of the documents, any request should be made five days before June 1, 2000, which is when the exchange offer expires.

                                 LEGAL MATTERS


    The validity of the new notes and certain United States tax consequences will be passed upon for NEXTLINK by Willkie Farr & Gallagher, New York, New York.


                                    EXPERTS


    The audited financial statements included in NEXTLINK's Annual Report on Form 10-K, filed on March 30, 2000, which is incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OFFER TO EXCHANGE
                         10 1/2% SENIOR NOTES DUE 2009
                                      AND
                     12 1/8% SENIOR DISCOUNT NOTES DUE 2009
                      THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933
                                FOR OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2009
                                      AND
                     12 1/8 SENIOR DISCOUNT NOTES DUE 2009

                               ------------------

                              P R O S P E C T U S


                               DATED MAY 2, 2000


                            ------------------------

                                     [LOGO]

                         NEXTLINK COMMUNICATIONS, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

    The Company has entered into indemnification agreements with each of the Company's officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS:


              1            --      Purchase Agreement by and among NEXTLINK Communications,
                                   Inc. and the Initial Purchasers.*

              3.1.1        --      Certificate of Incorporation of NEXTLINK Communications,
                                   Inc. (Incorporated herein by reference to exhibit 3.1 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975))

              3.1.2        --      Certificate of Amendment of Certificate of Incorporation of
                                   NEXTLINK Communications, Inc., dated August 25, 1999
                                   (Incorporated herein by reference to exhibit 3.2 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc.
                                   and NEXTLINK Capital, Inc.)

              3.1.3        --      Certificate of Designation of the Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of 14% Senior Exchangeable Redeemable Preferred Shares and
                                   Qualifications, Limitations and Restrictions Thereof
                                   (Incorporated herein by reference to exhibit 4.2 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975))

              3.1.4        --      Certificate of Designation of Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of 6 1/2% Cumulative Convertible Preferred Stock and
                                   Qualifications, Limitations and Restrictions Thereof
                                   (Incorporated herein by reference to exhibit 4.8 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975))

              3.1.5        --      Certificate of Designation of Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of Series C Cumulative Convertible Participating Preferred
                                   Stock and Qualifications, Limitations and Restrictions
                                   Thereof (Incorporated herein by reference to exhibit 3.1.5 filed with the Annual Report on Form 10-K for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.)

              3.1.6        --      Certificate of Designation of the Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of Series D Convertible Participating Preferred Stock and
                                   Qualifications, Limitations and Restrictions Thereof
                                   (Incorporated herein by reference to exhibit 3.1.6 filed
                                   with the Annual Report on Form 10-K for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.)

              3.2          --      By-laws of NEXTLINK Communications, Inc. (Incorporated
                                   herein by reference to exhibit 3.2 filed with the
                                   Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975))

              4.1.1        --      Form of stock certificate of 14% Senior Exchangeable
                                   Redeemable Preferred Shares (Incorporated herein by
                                   reference to exhibit 4.4 filed with the Annual Report on
                                   Form 10-KSB for the year ended December 31, 1996 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)

              4.1.2        --      Form of stock certificate of Class A common stock
                                   (Incorporated herein by reference to exhibit 4.4 filed with the Registration Statement on Form S-1 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-32001))

              4.1.3        --      Form of stock certificate of 6 1/2% Cumulative Convertible
                                   Preferred Stock (Incorporated herein by reference to
                                   exhibit 4.1.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications,
                                   Inc. and NEXTLINK Capital, Inc.)

              4.1.4        --      Form of stock certificate of Series C Cumulative Convertible
                                   Participating Preferred Stock (Incorporated herein by
                                   reference to exhibit 4.1.4 filed with the Annual Report on
                                   Form 10-K for the year ended December 31, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLING Capital, Inc.)

              4.1.5        --      Form of stock certificate of Series D Convertible
                                   Participating Preferred Stock (Incorporated herein by
                                   reference to exhibit 4.1.5 filed with the Annual Report on
                                   Form 10-K for the year ended December 31, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)

              4.2.1        --      Indenture, dated as of April 25, 1996, by and among NEXTLINK
                                   Communications, Inc., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee, relating to
                                   12 1/2% Senior Notes due April 15, 2006, including form of global note (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of
                                   NEXTLINK Communications, L.L.C. (the predecessor of NEXTLINK
                                   Communications, Inc.) and NEXTLINK Capital, Inc. (Commission
                                   File No. 333-4603))

              4.2.2        --      First Supplemental Indenture, dated as of January 31, 1997, by and among NEXTLINK Communications, Inc., NEXTLINK
                                   Communications, L.L.C., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee (Incorporated
                                   herein by reference to exhibit 4.6 filed with the Annual
                                   Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

              4.2.3        --      Second Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated April 25, 1996, by and among NEXTLINK
                                   Communications, Inc., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee (Incorporated
                                   herein by reference to exhibit 4.10 filed with the
                                   Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975))

              4.3.1        --      Indenture dated September 25, 1997 between United States
                                   Trust Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9% Senior Notes due 2007 (Incorporated
                                   herein by reference to exhibit 4.7 filed with the
                                   Registration Statement on Form S-3 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-77577))

              4.3.2        --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated September 25, 1997, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee (Incorporated herein by reference to
                                   exhibit 4.11 filed with the Registration Statement on Form
                                   S-4 of NEXTLINK Communications, Inc. (Commission File No.
                                   333-53975))

              4.4.1        --      Indenture, dated March 3, 1998, between United States Trust
                                   Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9% Senior Notes due 2008 (Incorporated
                                   herein by reference to exhibit 4.7 filed with the Annual
                                   Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

              4.4.2        --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated March 3, 1998, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee (Incorporated herein by reference to
                                   exhibit 4.12 filed with the Registration Statement on Form
                                   S-4 of NEXTLINK Communications, Inc. (Commission File No.
                                   333-53975))

              4.5.1        --      Indenture, dated April 1, 1998, between United States Trust
                                   Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9.45% Senior Discount Notes due 2008
                                   (Incorporated herein by reference to exhibit 4.9 filed with the quarterly report on Form 10-Q for the quarterly period ended March 31, 1998 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.)

              4.5.2        --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated April 1, 1998, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee (Incorporated herein by reference to
                                   exhibit 4.13 filed with the Registration Statement on Form
                                   S-4 of NEXTLINK Communications, Inc. (Commission File No.
                                   333-53975))

              4.6          --      Indenture, dated November 12, 1998, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as trustee relating to the 10 3/4% Senior Notes due
                                   2008 (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-71749))

              4.7          --      Indenture, dated June 1, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee, relating to the 10 3/4% Senior Notes due
                                   2009 (Incorporated herein by reference to exhibit 4.16 filed with the quarterly report on Form 10-Q for the quarterly
                                   period ended September 30, 1999 of NEXTLINK Communications,
                                   Inc. and NEXTLINK Capital, Inc.)

              4.8          --      Indenture, dated June 1, 1999, by and among NEXTLINK
                                   Communications Inc. and United States Trust Company of
                                   Texas, as Trustee, related to the 12 1/4% Senior Discount
                                   Notes due 2009 (Incorporated herein by reference to exhibit
                                   4.17 filed with the quarterly report on Form 10-Q for the
                                   quarterly period ended September 30, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)

              4.9          --      Indenture, dated November 17, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee, relating to the 10 1/2% Senior Notes due
                                   2009 (Incorporated herein by reference to exhibit 4.1 (i)
                                   filed with the Registration Statement on Form S-4 of
                                   NEXTLINK Communications, Inc. (Commission File No.
                                   333-30388))

              4.10         --      Indenture, dated November 17, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of
                                   Texas, as Trustee, relating to the 12 1/8% Senior Discount
                                   Notes due 2009 (Incorporated herein by reference to exhibit
                                   4.1 (ii) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No.
                                   333-30388))

              5.1          --      Opinion of Willkie Farr & Gallagher.

              8.1          --      Tax Opinion of Willkie Farr & Gallagher.

             10.1          --      Stock Option Plan of NEXTLINK Communications, Inc. as
                                   amended (Incorporated herein by reference to exhibit 10.1
                                   filed with the Annual Report on Form 10-K for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.)

             10.2          --      Employee Stock Purchase Plan of NEXTLINK Communications,
                                   Inc. (Incorporated herein by reference to exhibit 10.2 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975))

             10.3          --      NEXTLINK Communications, Inc. Change of Control Retention
                                   Bonus and Severance Pay Plan (Incorporated herein by
                                   reference to the exibit 10.6 filed with the Annual Report on
                                   Form 10-K for the year ended December 31, 1999)

             10.4          --      Registration Rights Agreement, dated as of January 15, 1997, between NEXTLINK Communications, Inc. and the signatories
                                   listed therein (Incorporated herein by reference to exhibit
                                   10.4 filed with the Annual Report on Form 10-KSB for the
                                   year ended December 31, 1996 of NEXTLINK Communications,
                                   Inc. and NEXTLINK Capital, Inc.)

             10.5          --      Registration Rights Agreement, dated as of November 4, 1997, between NEXTLINK Communications, Inc. and Wendy P. McCaw.
                                   (Incorporated herein by reference to the exhibit 10.5 filed with the Annual Report on Form 10-K for the year ended
                                   November 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.)

             10.6          --      Registration Right Agreement, dated as of June 30, 1999,
                                   between NEXTLINK Communications, Inc. and Craig O. McCaw
                                   (Incorporated herein by reference to the exibit filed with the Annual Report on Form 10-K for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.)

             10.7          --      Registration Rights Agreement dated as of January 20, 2000, between NEXTLINK Communications, Inc. and the purchasers
                                   listed on the signature pages thereto, relating to Class A common stock issuable upon conversion of Series C and D
                                   convertible preferred stock (Incorporated herein by
                                   reference to the exibit filed with the Annual Report on Form
                                   10-K, for the year ended December 31, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)

             10.8          --      Registration Rights Agreement, dated January 14, 1999,
                                   between NEXTLINK Communications, Inc. and the Holders
                                   referred to therein. (Incorporated herein by reference to
                                   exhibit 10.2 filed with the current report on Form 8-K filed on January 19, 1999)

             10.9          --      Employment Agreement, effective September 21, 1999, by and between Daniel Akerson and NEXTLINK Communications, Inc.
                                   (Incorporated herein by reference to exhibit 10.11 filed
                                   with the quarterly report on Form 10-Q for the quarterly
                                   period ended September 30, 1999 of NEXTLINK Communications,
                                   Inc. and NEXTLINK Capital, Inc.)

             10.10         --      Letter agreement, dated June 9, 1998, between NEXTLINK
                                   Communications, Inc. and Jan Loichle (Incorporated herein by reference to the exibit filed with the Annual Report on Form
                                   10-K, for the year ended December 31, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)

             10.11         --      Employment Agreement, dated as of January 3, 2000, by and
                                   between Nathaniel A. Davis and NEXTLINK Communications, Inc.
                                   (Incorporated herein by reference to the exibit filed with the Annual Report on Form 10-K, for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.)

             10.12         --      Fiber Lease and Innerduct Use Agreement, dated February 23,
                                   1998, by and between NEXTLINK Communications, Inc. and
                                   Metromedia Fiber Network, Inc. (Incorporated herein by
                                   reference to exhibit 10.5 filed with the Annual Report on
                                   Form 10-KSB for the year ended December 31, 1997 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)

             10.13         --      Amendment No. 1 to Fiber Lease and Innerduct Use Agreement,
                                   dated March 4, 1998, by and between NEXTLINK Communications,
                                   Inc. and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on
                                   Form 10-KSB for the year ended December 31, 1997 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)

             10.14         --      Cost sharing and IRU Agreement, dated July 18, 1998, between
                                   Level 3 Communications, LLC and INTERNEXT LLC. (Incorporated
                                   herein by reference to exhibit 10.8 filed with the quarterly report on Form 10-Q for the quarterly period ended September
                                   30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK
                                   Capital, Inc.)

             10.15         --      Guaranty Agreement, dated July 18, 1998, between NEXTLINK
                                   Communications, Inc. and Level 3 Communications, LLC.
                                   (Incorporated herein by reference to exhibit 10.7 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc.
                                   and NEXTLINK Capital, Inc.)

             10.16         --      Credit and Guaranty Agreement, dated as of February 3, 2000, among NEXTLINK Communications, Inc., certain subsidiaries of
                                   NEXTLINK Communications, Inc., as guarantors, various
                                   lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Toronto Dominion (Texas), Inc., as administrative
                                   agent, Barclays Bank PLC, and The Chase Manhattan Bank, as co-documentation agents and Goldman Sachs Credit Partners
                                   L.P., and TD Securities (USA) Inc., as joint lead arrangers
                                   (Incorporated herein by reference to exhibit 10.1 filed with the current report on Form 8-K filed on February 16, 2000)

             10.17         --      Exchange and Registration Rights Agreement dated
                                   November 17, 1999 by and between NEXTLINK Communications,
                                   Inc., and Goldman, Sachs & Co. and the other purchasers
                                   listed therein.*

             21            --      Subsidiaries of the Registrant (Incorporated herein by
                                   reference to exhibit 21 filed with the Annual Report on Form
                                   10-K for the year ended December 31, 1999 of NEXTLINK
                                   Communications Inc. and NEXTLINK Capital, Inc.)

             23.1          --      Consent of Arthur Andersen LLP.

             23.2          --      Consent of Ernst & Young LLP.

             23.3          --      Consent of Willkie Farr & Gallagher (included in their
                                   opinions filed as Exhibit 5.1 and Exhibit 8.1).

             24.1          --      Power of Attorney for Messrs. Akerson, Forstmann, Kaccrser,
                                   McLaw, Raikes and Weibling, Ms. Horbach and Ms. Nelson.*

             24.2          --      Power of Attorney for Messrs. Davis, Gunning and Cole.

             25.1          --      Statement on Form T-1 of Eligibility of Trustee (Senior
                                   Notes).

             25.2          --      Statement on Form T-1 for Eligibility of Trustee (Senior
                                   Discount Notes).

             99.1          --      Form of Letter of Transmittal for the 10 1/2% Senior Notes
                                   due 2009.*

             99.1(i)       --      Form of Letter of Transmittal for the 12 1/8% Senior
                                   Discount Notes due 2009.*

             99.2          --      Form of Notice of Guaranteed Delivery for the 10 1/2% Senior
                                   Notes due 2009.*

             99.2(i)       --      Form of Notice of Guaranteed Delivery for the 12 1/8% Senior
                                   Discount Notes due 2009.*

             99.3          --      Form of Letter to Clients.*

             99.4          --      Form of Letter to Nominees.*


------------------------


*   Previously filed.


    (B)  FINANCIAL STATEMENT SCHEDULES:

    None.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City
of McLean, State of Virginia, on the     day of May 1, 2000.


                                                       NEXTLINK COMMUNICATIONS, INC.

                                                       By:           /s/ GARY D. BEGEMAN
                                                            --------------------------------------
                                                                       Gary D. Begeman
                                                            SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                                                        AND SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                  TITLE                  DATE
                      ---------                                  -----                  ----
                                                       Chairman of the Board and
                          *                              Chief Executive Officer
     -------------------------------------------         (Principal Executive
                  Daniel F. Akerson                      Officer)
                          *                            President, Chief
     -------------------------------------------         Operating Officer and
                 Nathaniel A. Davis                      Director

                                                       Senior Vice President and
                          *                              Chief Financial Officer
     -------------------------------------------         (Principal Financial
                   Mark S. Gunning                       Officer and Principal
                                                         Accounting Officer)
                          *
     -------------------------------------------               Director
                   Joseph L. Cole

                          *
     -------------------------------------------               Director
                Nicholas C. Forstmann

                          *
     -------------------------------------------               Director
                  Sandra J. Horbach

                          *
     -------------------------------------------               Director
                   Nicolas Kauser

                          *
     -------------------------------------------               Director
                   Craig O. McCaw

                      SIGNATURE                                  TITLE                  DATE
                      ---------                                  -----                  ----
                          *
     -------------------------------------------               Director
                  Sharon L. Nelson

                          *
     -------------------------------------------               Director
                  Jeffrey S. Raikes

                          *
     -------------------------------------------               Director
                   Dennis Weibling



*By:                   /s/ GARY D. BEGEMAN
             --------------------------------------                                          May 1, 2000
                        ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


      EXHIBITS                                                                                     PAGE
---------------------                                                                            --------
            1              --      Purchase Agreement by and among NEXTLINK Communications,
                                   Inc. and the Initial Purchasers.*...........................

            3.1.1          --      Certificate of Incorporation of NEXTLINK Communications,
                                   Inc. (Incorporated herein by reference to exhibit 3.1 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975)).......

            3.1.2          --      Certificate of Amendment of Certificate of Incorporation of
                                   NEXTLINK Communications, Inc., dated August 25, 1999
                                   (Incorporated herein by reference to exhibit 3.2 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc.
                                   and NEXTLINK Capital, Inc.).................................

            3.1.3          --      Certificate of Designation of the Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of 14% Senior Exchangeable Redeemable Preferred Shares and
                                   Qualifications, Limitations and Restrictions Thereof
                                   (Incorporated herein by reference to exhibit 4.2 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975)).......

            3.1.4          --      Certificate of Designation of Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of 6 1/2% Cumulative Convertible Preferred Stock and
                                   Qualifications, Limitations and Restrictions Thereof
                                   (Incorporated herein by reference to exhibit 4.8 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975)).......

            3.1.5          --      Certificate of Designation of Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of Series C Cumulative Convertible Participating Preferred
                                   Stock and Qualifications, Limitations and Restrictions
                                   Thereof (Incorporated herein by reference to exhibit 3.1.5 filed with the Annual Report on Form 10-K for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.).....................................

            3.1.6          --      Certificate of Designation of the Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of Series D Convertible Participating Preferred Stock and
                                   Qualifications, Limitations and Restrictions Thereof
                                   (Incorporated herein by reference to exhibit 3.1.6 filed
                                   with the Annual Report on Form 10-K for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.......................................

            3.2            --      By-laws of NEXTLINK Communications, Inc. (Incorporated
                                   herein by reference to exhibit 3.2 filed with the
                                   Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975)).......

            4.1.1          --      Form of stock certificate of 14% Senior Exchangeable
                                   Redeemable Preferred Shares (Incorporated herein by
                                   reference to exhibit 4.4 filed with the Annual Report on
                                   Form 10-KSB for the year ended December 31, 1996 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)............

            4.1.2          --      Form of stock certificate of Class A common stock
                                   (Incorporated herein by reference to exhibit 4.4 filed with the Registration Statement on Form S-1 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-32001)).......

      EXHIBITS                                                                                     PAGE
---------------------                                                                            --------
            4.1.3          --      Form of stock certificate of 6 1/2% Cumulative Convertible
                                   Preferred Stock (Incorporated herein by reference to
                                   exhibit 4.1.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications,
                                   Inc. and NEXTLINK Capital, Inc.)............................

            4.1.4          --      Form of stock certificate of Series C Cumulative Convertible
                                   Participating Preferred Stock (Incorporated herein by
                                   reference to exhibit 4.1.4 filed with the Annual Report on
                                   Form 10-K for the year ended December 31, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)............

            4.1.5          --      Form of stock certificate of Series D Convertible
                                   Participating Preferred Stock (Incorporated herein by
                                   reference to exhibit 4.1.5 filed with the Annual Report on
                                   Form 10-K for the year ended December 31, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)............

            4.2.1          --      Indenture, dated as of April 25, 1996, by and among NEXTLINK
                                   Communications, Inc., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee, relating to
                                   12 1/2% Senior Notes due April 15, 2006, including form of global note (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of
                                   NEXTLINK Communications, L.L.C. (the predecessor of NEXTLINK
                                   Communications, Inc.) and NEXTLINK Capital, Inc. (Commission
                                   File No. 333-4603)).........................................

            4.2.2          --      First Supplemental Indenture, dated as of January 31, 1997, by and among NEXTLINK Communications, Inc., NEXTLINK
                                   Communications, L.L.C., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee (Incorporated
                                   herein by reference to exhibit 4.6 filed with the Annual
                                   Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital,
                                   Inc.).......................................................

            4.2.3          --      Second Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated April 25, 1996, by and among NEXTLINK
                                   Communications, Inc., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee (Incorporated
                                   herein by reference to exhibit 4.10 filed with the
                                   Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975)).......

            4.3.1          --      Indenture dated September 25, 1997 between United States
                                   Trust Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9% Senior Notes due 2007 (Incorporated
                                   herein by reference to exhibit 4.7 filed with the
                                   Registration Statement on Form S-3 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-77577)).......

            4.3.2          --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated September 25, 1997, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee (Incorporated herein by reference to
                                   exhibit 4.11 filed with the Registration Statement on Form
                                   S-4 of NEXTLINK Communications, Inc. (Commission File No.
                                   333-53975)).................................................

            4.4.1          --      Indenture, dated March 3, 1998, between United States Trust
                                   Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9% Senior Notes due 2008 (Incorporated
                                   herein by reference to exhibit 4.7 filed with the Annual
                                   Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital,
                                   Inc.).......................................................

      EXHIBITS                                                                                     PAGE
---------------------                                                                            --------
            4.4.2          --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated March 3, 1998, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee (Incorporated herein by reference to
                                   exhibit 4.12 filed with the Registration Statement on Form
                                   S-4 of NEXTLINK Communications, Inc. (Commission File No.
                                   333-53975)).................................................

            4.5.1          --      Indenture, dated April 1, 1998, between United States Trust
                                   Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9.45% Senior Discount Notes due 2008
                                   (Incorporated herein by reference to exhibit 4.9 filed with the quarterly report on Form 10-Q for the quarterly period ended March 31, 1998 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.).....................................

            4.5.2          --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated April 1, 1998, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee (Incorporated herein by reference to
                                   exhibit 4.13 filed with the Registration Statement on Form
                                   S-4 of NEXTLINK Communications, Inc. (Commission File No.
                                   333-53975)).................................................

            4.6            --      Indenture, dated November 12, 1998, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as trustee relating to the 10 3/4% Senior Notes due
                                   2008 (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-71749)).......

            4.7            --      Indenture, dated June 1, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee, relating to the 10 3/4% Senior Notes due
                                   2009 (Incorporated herein by reference to exhibit 4.16 filed with the quarterly report on Form 10-Q for the quarterly
                                   period ended September 30, 1999 of NEXTLINK Communications,
                                   Inc. and NEXTLINK Capital, Inc.)............................

            4.8            --      Indenture, dated June 1, 1999, by and among NEXTLINK
                                   Communications Inc. and United States Trust Company of
                                   Texas, as Trustee, related to the 12 1/4% Senior Discount
                                   Notes due 2009 (Incorporated herein by reference to exhibit
                                   4.17 filed with the quarterly report on Form 10-Q for the
                                   quarterly period ended September 30, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)............

            4.9            --      Indenture, dated November 17, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee, relating to the 10 1/2% Senior Notes due
                                   2009 (Incorporated herein by reference to exhibit 4.1 (i)
                                   filed with the Registration Statement on Form S-4 of
                                   NEXTLINK Communications, Inc. (Commission File No.
                                   333-30388)).................................................

            4.10           --      Indenture, dated November 17, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of
                                   Texas, as Trustee, relating to the 12 1/8% Senior Discount
                                   Notes due 2009 (Incorporated herein by reference to exhibit
                                   4.1 (ii) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No.
                                   333-30388)).................................................

            5.1            --      Opinion of Willkie Farr & Gallagher.........................

            8.1            --      Tax Opinion of Willkie Farr & Gallagher.....................

           10.1            --      Stock Option Plan of NEXTLINK Communications, Inc. as
                                   amended (Incorporated herein by reference to exhibit 10.1
                                   filed with the Annual Report on Form 10-K for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.).....................................

      EXHIBITS                                                                                     PAGE
---------------------                                                                            --------
           10.2            --      Employee Stock Purchase Plan of NEXTLINK Communications,
                                   Inc. (Incorporated herein by reference to exhibit 10.2 filed with the Registration Statement on Form S-4 of NEXTLINK
                                   Communications, Inc. (Commission File No. 333-53975)).......

           10.3            --      NEXTLINK Communications, Inc. Change of Control Retention
                                   Bonus and Severance Pay Plan (Incorporated herein by
                                   reference to the exibit 10.6 filed with the Annual Report on
                                   Form 10-K for the year ended December 31, 1999).............

           10.4            --      Registration Rights Agreement, dated as of January 15, 1997, between NEXTLINK Communications, Inc. and the signatories
                                   listed therein (Incorporated herein by reference to exhibit
                                   10.4 filed with the Annual Report on Form 10-KSB for the
                                   year ended December 31, 1996 of NEXTLINK Communications,
                                   Inc. and NEXTLINK Capital, Inc.)............................

           10.5            --      Registration Rights Agreement, dated as of November 4, 1997, between NEXTLINK Communications, Inc. and Wendy P. McCaw.
                                   (Incorporated herein by reference to the exhibit 10.5 filed with the Annual Report on Form 10-K for the year ended
                                   November 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.).....................................

           10.6            --      Registration Right Agreement, dated as of June 30, 1999,
                                   between NEXTLINK Communications, Inc. and Craig O. McCaw
                                   (Incorporated herein by reference to the exibit filed with the Annual Report on Form 10-K for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.).....................................

           10.7            --      Registration Rights Agreement dated as of January 20, 2000, between NEXTLINK Communications, Inc. and the purchasers
                                   listed on the signature pages thereto, relating to Class A common stock issuable upon conversion of Series C and D
                                   convertible preferred stock (Incorporated herein by
                                   reference to the exibit filed with the Annual Report on Form
                                   10-K, for the year ended December 31, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)............

           10.8            --      Registration Rights Agreement, dated January 14, 1999,
                                   between NEXTLINK Communications, Inc. and the Holders
                                   referred to therein. (Incorporated herein by reference to
                                   exhibit 10.2 filed with the current report on Form 8-K filed on January 19, 1999)........................................

           10.9            --      Employment Agreement, effective September 21, 1999, by and between Daniel Akerson and NEXTLINK Communications, Inc.
                                   (Incorporated herein by reference to exhibit 10.11 filed
                                   with the quarterly report on Form 10-Q for the quarterly
                                   period ended September 30, 1999 of NEXTLINK Communications,
                                   Inc. and NEXTLINK Capital, Inc.)............................

           10.10           --      Letter agreement, dated June 9, 1998, between NEXTLINK
                                   Communications, Inc. and Jan Loichle (Incorporated herein by reference to the exibit filed with the Annual Report on Form
                                   10-K, for the year ended December 31, 1999 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)............

           10.11           --      Employment Agreement, dated as of January 3, 2000, by and
                                   between Nathaniel A. Davis and NEXTLINK Communications, Inc.
                                   (Incorporated herein by reference to the exibit filed with the Annual Report on Form 10-K, for the year ended
                                   December 31, 1999 of NEXTLINK Communications, Inc. and
                                   NEXTLINK Capital, Inc.).....................................

      EXHIBITS                                                                                     PAGE
---------------------                                                                            --------
           10.12           --      Fiber Lease and Innerduct Use Agreement, dated February 23,
                                   1998, by and between NEXTLINK Communications, Inc. and
                                   Metromedia Fiber Network, Inc. (Incorporated herein by
                                   reference to exhibit 10.5 filed with the Annual Report on
                                   Form 10-KSB for the year ended December 31, 1997 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)............

           10.13           --      Amendment No. 1 to Fiber Lease and Innerduct Use Agreement,
                                   dated March 4, 1998, by and between NEXTLINK Communications,
                                   Inc. and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on
                                   Form 10-KSB for the year ended December 31, 1997 of NEXTLINK
                                   Communications, Inc. and NEXTLINK Capital, Inc.)............

           10.14           --      Cost sharing and IRU Agreement, dated July 18, 1998, between
                                   Level 3 Communications, LLC and INTERNEXT LLC. (Incorporated
                                   herein by reference to exhibit 10.8 filed with the quarterly report on Form 10-Q for the quarterly period ended September
                                   30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK
                                   Capital, Inc.)..............................................

           10.15           --      Guaranty Agreement, dated July 18, 1998, between NEXTLINK
                                   Communications, Inc. and Level 3 Communications, LLC.
                                   (Incorporated herein by reference to exhibit 10.7 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc.
                                   and NEXTLINK Capital, Inc.).................................

           10.16           --      Credit and Guaranty Agreement, dated as of February 3, 2000, among NEXTLINK Communications, Inc., certain subsidiaries of
                                   NEXTLINK Communications, Inc., as guarantors, various
                                   lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Toronto Dominion (Texas), Inc., as administrative
                                   agent, Barclays Bank PLC, and The Chase Manhattan Bank, as co-documentation agents and Goldman Sachs Credit Partners
                                   L.P., and TD Securities (USA) Inc., as joint lead arrangers
                                   (Incorporated herein by reference to exhibit 10.1 filed with the current report on Form 8-K filed on February 16,
                                   2000).......................................................

           10.17           --      Exchange and Registration Rights Agreement dated
                                   November 17, 1999 by and between NEXTLINK Communications,
                                   Inc., and Goldman, Sachs & Co. and the other purchasers
                                   listed therein.*

           21              --      Subsidiaries of the Registrant (Incorporated herein by
                                   reference to exhibit 21 filed with the Annual Report on Form
                                   10-K for the year ended December 31, 1999 of NEXTLINK
                                   Communications Inc. and NEXTLINK Capital, Inc.).............

           23.1            --      Consent of Arthur Andersen LLP..............................

           23.2            --      Consent of Ernst & Young LLP.

           23.3            --      Consent of Willkie Farr & Gallagher (included in their
                                   opinions filed as Exhibit 5.1 and Exhibit 8.1)..............

           24.1            --      Power of Attorney for Messrs. Akerson, Forstmann, Kaccrser,
                                   McLaw, Raikes and Weibling, Ms. Horbach and Ms. Nelson.*

           24.2            --      Power of Attorney for Messrs. Davis, Gunning and Cole.

           25.1            --      Statement on Form T-1 of Eligibility of Trustee (Senior
                                   Notes)......................................................

           25.2            --      Statement on Form T-1 for Eligibility of Trustee (Senior
                                   Discount Notes).............................................

           99.1            --      Form of Letter of Transmittal for the 10 1/2% Senior Notes
                                   due 2009.*..................................................

           99.1(i)         --      Form of Letter of Transmittal for the 12 1/8% Senior
                                   Discount Notes due 2009.*...................................

      EXHIBITS                                                                                     PAGE
---------------------                                                                            --------
           99.2            --      Form of Notice of Guaranteed Delivery for the 10 1/2% Senior
                                   Notes due 2009.*............................................

           99.2(i)         --      Form of Notice of Guaranteed Delivery for the 12 1/8% Senior
                                   Discount Notes due 2009.*...................................

           99.3            --      Form of Letter to Clients.*.................................

           99.4            --      Form of Letter to Nominees.*................................


------------------------


*   Previously filed.